SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

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STRYKER CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2825 Airview Boulevard

Kalamazoo, MI 49002

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS OF STRYKER CORPORATION

Date:	April 30, 2013

Time:	2:00 p.m., Eastern Time

Place:	Radisson Plaza Hotel & Suites at The Kalamazoo Center, Kalamazoo, Michigan

Items of Business:

•	Elect nine directors;

•	Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013;

•	Conduct an advisory vote to approve the Company’s named executive officer compensation; and

•	Transact any other business that may properly come before the meeting and any adjournment or postponement.

We invite all shareholders to attend the meeting. At the meeting, you will have the opportunity to ask questions of our management with respect to the matters to be voted on and will hear a report on our business and have a chance to meet our directors and executive officers. Our Annual Report on Form 10-K for the year ended December 31, 2012 and our 2012 Annual Review are enclosed.

Only shareholders of record on March 4, 2013 may vote at the meeting.

Your vote is important. Please vote your shares promptly. To vote your shares, you may use the internet or call the toll-free telephone number as described on your proxy card or complete, sign, date and return your proxy card.

Dean H. Bergy

Vice President, Corporate Secretary

March 18, 2013

Important Notice Regarding Availability of

Proxy Materials for the Shareholders Meeting

on April 30, 2013

The proxy statement, our 2012 Annual Report on Form 10-K, our 2012 Annual Review and a link to the means to vote by internet are available at www.proxymaterials.stryker.com.

2825 Airview Boulevard

Kalamazoo, MI 49002

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

April 30, 2013

GENERAL INFORMATION

We are providing these proxy materials in connection with the solicitation by the Board of Directors of proxies to be used at the annual meeting of shareholders of Stryker Corporation to be held on April 30, 2013 and at any adjournment or postponement of the meeting. The solicitation will begin on or about March 18, 2013.

What am I voting on?

You will be voting on three proposals at our annual meeting:

•	Election of nine directors;

•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013; and

•	Advisory vote to approve the Company’s named executive officer compensation.

What are the recommendations of the Board of Directors?

All shares represented by a properly executed proxy will be voted unless the proxy is revoked and, if a choice is specified, your shares will be voted in accordance with that choice. If no choice is specified, the proxy holders will vote your shares according to the recommendations of the Board of Directors, which are included in the discussion of each matter later in this proxy statement. In summary, the Board of Directors recommends that you vote:

•	FOR the election of the nominees for directors;

•	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013; and

•	FOR the approval of the resolution set forth in Proposal 3 regarding the advisory vote to approve the Company’s named executive officer compensation;

In addition, the proxy holders may vote in their discretion with respect to any other matter that properly comes before the meeting.

Who is entitled to vote?

At the close of business on March 4, 2013, the record date for the meeting, 377,125,109 shares of our common stock, $0.10 par value (“Common Stock”), were outstanding. For each proposal to be voted on, each shareholder is entitled to one vote for each share of Common Stock owned at that time.

How do I vote?

If you are a shareholder of record, you may vote by proxy in any of the following ways:

•

By Internet or Telephone — If you have internet or telephone access, you may submit your proxy by following the voting instructions on the proxy card. If you vote by internet or telephone, you should not return your proxy card.

•

By Mail — You may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.

If you vote via the internet or by telephone, your vote must be received by 11:59 p.m., Eastern Time, on April 29, 2013.

You may also vote in person at the annual meeting or you may be represented by another person at the meeting by executing a proxy designating that person.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name.” The street name holder will provide you with instructions that you must follow to have your shares voted.

If you hold your shares in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the street name holder.

May I change my mind after submitting a proxy?

If you are a shareholder of record, you may revoke your proxy before it is exercised by:

•	Written notice to the Vice President, Corporate Secretary of the Company at 2825 Airview Boulevard, Kalamazoo, Michigan 49002;

•	Timely delivery of a valid, later-dated proxy or later-dated vote by internet or telephone; or

•	Voting by ballot at the annual meeting.

If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your brokerage firm, bank or other holder of record.

What are broker non-votes?

A broker non-vote occurs when the broker, bank or other holder of record that holds your shares in street name is not entitled to vote on a matter without instruction from you and you do not give any instruction. Unless instructed otherwise by you, brokers, banks and other street name holders will have discretionary authority to vote only on Proposal 2 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013).

What is the required vote?

In the election of directors, a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election (that is the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee). The other matters require the affirmative vote of a majority of the votes cast at the meeting. On all matters, abstentions and broker non-votes will not be counted as votes cast and will therefore have no effect.

Will the annual meeting be webcast?

You may access our annual meeting via webcast or telephone. Information about the webcast, which will include both the audio and the slide presentation from the meeting, is available in the Calendar of Events area of the Investor section of our website at www.investorevents.stryker.com. The telephone number to listen to the meeting is 800-447-0521 (U.S.) or 847-413-3238 (International) and the passcode is 34424733. An archived copy of the webcast will continue to be available on our website until June 30, 2013.

How do I obtain directions to the annual meeting?

Directions are available at www.proxymaterials.stryker.com.

Can I access these proxy materials on the internet?

This proxy statement, our 2012 Annual Report on Form 10-K, our 2012 Annual Review and a link to the means to vote by internet are available at www.proxymaterials.stryker.com.

STOCK OWNERSHIP

Principal Shareholders

The following table sets forth certain information with respect to beneficial ownership of Common Stock by the only persons known by us to be the beneficial owners of more than 5% of our Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (#)		Percentage of Class (%)
Greenleaf Trust	31,910,578	(1)	8.4
211 South Rose Street
Kalamazoo, Michigan 49007
Ronda E. Stryker	30,089,055	(2)	7.9
c/o Greenleaf Trust
211 South Rose Street
Kalamazoo, Michigan 49007
John W. Brown	20,104,700	(3)	5.3
750 Trade Centre Way
Portage, Michigan 49024

(1)

This information is based solely on information as of December 31, 2012 contained in a filing with the U.S. Securities and Exchange Commission (“SEC”) on February 8, 2013. Greenleaf Trust holds these securities in a fiduciary capacity on behalf of various trusts and investment management customers, some of whom have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of such shares of Common Stock. Greenleaf Trust has sole voting power with respect to 796,755 of such shares, shared voting power with respect to 31,113,823 of such shares, sole investment power with respect to 783,960 of such shares and shared investment power with respect to 31,126,618 of such shares. See note (2) below regarding the shared voting power and investment power with respect to 17,207,398 of such shares of Common Stock held by a subtrust for the benefit of Ronda E. Stryker under the terms of the L. Lee Stryker Trust established on September 10, 1974 for the benefit of members of the Stryker Family (the “Stryker Family Trust”).

(2)

This information is based solely on information as of January 31, 2013 provided by Ms. Ronda E. Stryker. The shares of Common Stock shown as beneficially owned by Ms. Stryker include 70,027 shares that she has the right to acquire within 60 days of January 31, 2013 upon exercise of stock options and vesting of restricted stock units. Ms. Stryker has sole voting and investment power with respect to 12,813,287 of the shares of Common Stock shown as beneficially owned by her, sole voting and shared investment power with respect to 28,370 shares, no voting and shared investment power with respect to 40,000 shares and shared voting and investment power with respect to the remaining 17,207,398 shares. As a result of certain rights that she has under the terms of the Stryker Family Trust, Ms. Stryker may be deemed to share voting power and investment power with respect to the 17,207,398 shares with Greenleaf Trust, the trustee of a subtrust for her benefit under the Stryker Family Trust. See note (1) above.

(3)

This information is based solely on information as of December 31, 2012 contained in a filing with the SEC on February 13, 2013. The shares of Common Stock shown as beneficially owned by Mr. Brown include 43,975 shares that may be acquired by him upon exercise of stock options. Mr. Brown has sole voting and investment power with respect to 19,844,700 of the shares of Common Stock shown as beneficially owned by him and shared voting and investment power with respect to 260,000 shares.

Security Ownership of Directors and Executive Officers

The following table sets forth certain information about the ownership of Common Stock as of January 31, 2013 by our current directors, the executive officers and former executive officers identified as our Named Executive Officers (“NEOs”) in the “Compensation Discussion and Analysis” on page 11 and all of our executive officers and directors as a group.

Name	Number of Shares Owned (#)(2)	Right to Acquire (#)(3)	Total (#)(4)	Percentage of Outstanding Shares (%)
Directors:
Howard E. Cox, Jr.	616,310	60,027	676,337	*
Srikant M. Datar, Ph.D.	2,578	18,525	21,103	*
Roch Doliveux, DVM	2,578	8,620	11,198	*
Louise L. Francesconi	11,578	44,027	55,605	*
Allan C. Golston	2,328	4,530	6,858	*
Howard L. Lance	5,077	18,777	23,854	*
Kevin A. Lobo	291	13,768	14,059	*
William U. Parfet	320,178	47,427	367,605	*
Ronda E. Stryker	30,019,028	70,027	30,089,055	7.9
Named Executive Officers(1):
Dean H. Bergy	121,502	143,613	265,115	*
Lonny J. Carpenter	33,195	193,072	226,267	*
Curt R. Hartman	60,357	172,222	232,579	*
Stephen P. MacMillan	59,221	594,161	653,382	*
Timothy J. Scannell	22,291	394,644	416,935	*
Ramesh Subrahmanian	494	14,944	15,438	*
Executive officers and directors as a group (18 persons)	31,351,465	1,603,117	32,954,582	8.7

*	Less than 1%.

(1)	Other than Kevin A. Lobo, who is also a director.

(2)	Excludes shares that may be acquired through stock option exercises or vesting of restricted stock units within 60 days after January 31, 2013.

(3)	Includes shares that may be acquired within 60 days after January 31, 2013 upon exercise of options and vesting of shares underlying restricted stock units.

(4)

Except for the shared beneficial ownership of certain shares of Common Stock by Ms. Stryker (17,275,768 shares), Dr. Datar (1,000 shares), Mr. MacMillan (200 shares) and Mr. Hartman (20 shares), such persons hold sole voting and disposition power with respect to the shares shown in this column.

INFORMATION ABOUT THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE MATTERS

We manage our business under the direction of our Board of Directors. The Board conducts its business through meetings of the Board and its committees. The Board has adopted Corporate Governance Guidelines that are available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/governanceguidelines. We will mail a copy to any shareholder upon request to the Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002. During 2012, the Board held twelve meetings. There were also a total of 22 committee meetings during 2012. Each director attended more than 75% of the total meetings of the Board and the committees on which he or she served in 2012. We expect our directors to attend the annual meeting of shareholders unless they have a schedule conflict or other valid reason. All members of the Board attended the 2012 annual meeting.

Board’s Role in Strategic Planning and Risk Oversight

Our Board is responsible for directing and overseeing the management of the Company’s business in the best interests of the shareholders and consistent with good corporate citizenship. The Board oversees strategic direction and priorities for the Company, approves the selection of the senior management team and monitors risk and performance. At one meeting each year, the Board and management focus on the Company’s overall strategic plan and direction. In December the capital plan and budget for the next year are reviewed. A fundamental part of setting the Company’s business strategy is the assessment of the risks the Company faces and how they are managed. The Board and the Audit Committee meet regularly throughout the year with our financial, treasury, internal audit, legal and compliance management teams to assess the financial, legal/compliance and operational/strategic risks throughout our businesses and review our insurance and other risk management programs and policies to enable the Board to exercise its ultimate oversight responsibility for the Company’s risk management processes.

Independent Directors

Under the listing standards of the New York Stock Exchange (“NYSE”), a director is not independent unless the Board determines that he or she has no material relationship with Stryker, either directly or through any organization with which he or she is affiliated that has a relationship with Stryker. While the NYSE listing standards require that at least a majority of the directors be independent, our Corporate Governance Guidelines provide that at least two-thirds of the directors will be independent. The Board has determined that all of our current directors other than Mr. Lobo are independent under the NYSE listing standards. That determination was based on a review of the responses of the directors to questions about employment history, affiliation and family and other relationships, including in the case of Mr. Parfet the transactions with MPI Research, Inc. discussed under “Certain Relationships and Related Party Transactions” on page 10, and on discussions with the directors. In the case of Ms. Stryker, the Board also considered that the Company spent $322,525 in 2012 on functions and meetings, including the 2012 annual meeting, held at hotel, restaurant and entertainment properties in Kalamazoo (principally the Radisson Plaza Hotel) that are owned by Greenleaf Hospitality and that Stryker also reimbursed employees for hotel, restaurant and other expenses incurred by them at such properties while they were in Kalamazoo for business meetings. Management of Stryker has been advised by the controller of Greenleaf Hospitality that Greenleaf Hospitality is 100% owned by Ronda Stryker’s husband. The Board has determined that this relationship is not material under the circumstances, including the modest nature of the transactions compared to Stryker’s and Greenleaf Hospitality’s total revenues, the ordinary course status of the transactions and the arm’s length nature of the transactions, including the Stryker discounted rate.

Board Committees

Our Board has four principal committees. The current membership, number of meetings held during 2012 and the function performed by each of these committees are described below. These committees act under written charters approved by the Board. These charters are available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/charters and we will mail them to any shareholder upon request to the Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002. The applicable committee and the Board review and reassess the charters annually.

None of the members of any of the committees is or ever has been an employee of the Company. The Board has determined that the members of the Audit, Compensation and Governance and Nominating Committees meet the independence standards for those committees within the meaning of the NYSE listing standards and applicable law and SEC regulations.

Audit Committee — Mr. Golston (Chair), Dr. Datar, Ms. Francesconi and Mr. Parfet currently are members of the Audit Committee. The Audit Committee met five times during 2012. The Audit Committee, which is a separately designated standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), oversees the Company’s financial reporting process on behalf of the Board of Directors. It meets with management and the Company’s independent registered public accounting firm throughout the year and reports the results of its activities to the Board of Directors. Further information regarding the role of the Audit Committee is contained in its charter that is available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/auditcommitteecharter. For further information, see “Audit Committee Report” on page 45. The Board has determined that each of Mr. Golston, Dr. Datar, Ms. Francesconi and Mr. Parfet is considered an “audit committee financial expert” for purposes of applicable SEC rules.

Compensation Committee — Mr. Lance (Chair), Mr. Cox and Dr. Doliveux currently are members of the Compensation Committee, which met five times during 2012. The purpose of the Compensation Committee is to assist the Board in discharging its overall responsibilities relating to executive and stock-based compensation. The Committee reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers, evaluates their performance for the current year in light of those goals and establishes compensation levels, including annual salary and bonus targets. The Committee also administers and grants awards under the Company’s equity-based compensation plans. Except in the case of the Chief Executive Officer, management provides recommendations to the Committee concerning salary, bonus potential and stock awards for our executive officers. The Chief Executive Officer’s compensation is subject to final approval by the independent directors. For further information, see the Compensation Committee’s charter that is available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/compensationcommitteecharter and “Compensation Discussion and Analysis” beginning on page 11.

Our Compensation Committee has the authority to retain and terminate a compensation consulting firm to assist the Committee in the evaluation of executive and non-employee director compensation. For 2012, Hay Group, Inc. was engaged directly by the Committee to assist the Committee by:

•	Providing information and education on executive and non-employee director compensation trends and developments and the implications for Stryker;

•	Reviewing the competitiveness of our director compensation program and of total compensation for the members of our executive leadership team;

•	Reviewing and giving its opinion on management’s recommendations for executive compensation and equity plan design and practices; and

•	Participating in Compensation Committee meetings when requested by the Committee Chair.

The Compensation Committee considers Hay Group to be an independent advisor as a result of the following factors:

•	Hay Group was retained by and reports directly to the Compensation Committee;

•

Hay Group has provided no services to the Company in the past six years other than the advisory services related to compensation that were provided to the Compensation Committee and the Board. However, Hay Group is not prohibited from providing other services to the Company or management. We have agreed to notify the Compensation Committee of any potential services, including related fees, that Hay Group might be asked to perform. The Compensation Committee has established a requirement that the Committee Chair pre-approve additional Hay Group services if the aggregate fees would exceed $10,000 in any year;

•

Hay Group’s confirmation that the fees charged to Stryker in 2012 were less than one-half of one percent of Hay Group’s total annual revenue, which indicates that Hay Group does not rely upon Stryker for a significant portion of its total business;

•	Hay Group’s confirmation that Hay Group has internal policies and procedures that prevent conflicts of interest;

•	There are no business or personal relationships between Hay Group’s lead consultant and members of Stryker’s Compensation Committee;

•	There are no business or personal relationships between Hay Group or its lead consultant and any executive officer of Stryker; and

•	Hay Group’s confirmation that Hay Group’s lead consultant on our account does not own Stryker Common Stock.

Governance and Nominating Committee — Ms. Francesconi (Chair), Dr. Doliveux, Mr. Parfet and Ms. Stryker currently serve on the Governance and Nominating Committee. The Governance and Nominating Committee, which met six times during 2012, makes recommendations to the Board regarding director nominations and committee assignments, oversees the evaluation of the Board and management and considers other matters relating to corporate governance. In addition, the Governance and Nominating Committee has oversight responsibility with respect to compliance, legal and regulatory affairs/quality assurance issues. It meets at least once a year in executive session with each of our Group President, Global Quality and Operations, Chief Financial Officer, General Counsel and Chief Compliance Officer to review the Company’s compliance with laws and regulations and major legislative and regulatory developments that may have a significant impact on the Company. For further information, see the charter of the Governance and Nominating Committee that is available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/governancenominatingcommitteecharter. When seeking to identify an individual to become a director to fill a new position or vacancy, the Committee will consult with incumbent directors, management and others, including a professional search firm, and will review information obtained from a variety of sources. The Committee will consider, among other factors, the background and reputation of potential candidates in terms of character, personal and professional integrity, business and financial experience and acumen, how a person would contribute to and strengthen the Board and complement the other directors in terms of expertise, diversity of viewpoint and opinion, professional experience, education and skill and a person’s availability to devote sufficient time to Board duties. Shareholders may recommend director candidates for consideration by the Governance and Nominating Committee by writing to the Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002, giving the candidate’s name, relationship, if any, to the shareholder making the recommendation, biographical data and qualifications. The submission should also include a statement from the candidate consenting to being considered and, if nominated and elected, to serving as a director.

Finance Committee — Mr. Cox (Chair), Dr. Datar, Mr. Golston and Mr. Lance currently serve on the Finance Committee. The Finance Committee, which met six times during 2012, assists the Board in discharging its responsibilities with respect to investment policy, capital expenditures and acquisitions, dividends and share repurchases and significant financing arrangements. For further information, see the charter of the Finance Committee that is available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/financecommitteecharter.

Compensation Risks

Towers Watson conducted a risk assessment of our compensation program in 2010 that concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Stryker. Towers Watson’s assessment focused on our executive compensation policies and practices and material sales incentive plans and made certain recommendations, including the use of performance stock units and the implementation in our stock awards of a clawback policy providing for recovery of excess incentive compensation paid in the event of a restatement of our financial statements. Our Executive Bonus Plan currently has a clawback provision that is applicable under certain circumstances. Performance stock units have been awarded to our executive leadership team in 2011, 2012 and 2013. The Compensation Committee intends to continue the use of performance stock units and to adopt a clawback policy for our stock awards once the SEC has adopted regulations on the subject. The Compensation Committee reviewed the Towers Watson report and discussed it with management at the time it was received. The Committee concurred with the conclusion and, in doing so, specifically noted the following risk mitigation factors regarding our compensation policies and practices:

•	The blend of pay delivery (fixed versus variable, cash versus stock and short- versus long-term compensation) is in line with market practices;

•	Annual bonus plan design:

•	Goals are challenging to achieve, calibrated annually and set to drive performance, which ties to Stryker’s long-term profitability and strategic plan;

•	Payouts are based on multiple performance measures and are capped (150% of target level through 2012 and 200% of target level beginning in 2013);

•	Stock awards have multi-year vesting requirements, typically ranging from three to five years;

•	Stock ownership guidelines and the prohibition of hedging, using derivative securities or short selling as it relates to Stryker stock; and

•

Compensation plan governance is well defined and includes the Board of Directors and Compensation Committee as well as many functional areas within Stryker, including the executive leadership team, finance, human resources, legal and risk management.

Except as noted with respect to the award of performance stock units to our executive leadership team, which was recommended by Towers Watson, our compensation program has not materially changed since Towers Watson conducted its risk assessment and we continue to believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on Stryker.

Board Leadership Structure

The Board of Directors believes that it is important to retain flexibility to make the determination as to whether the interests of the Company and our shareholders are best served by having the same person serve as both Chief Executive Officer and Chairman of the Board or whether the roles should be separated based on the circumstances at any given time. At different times in the past both approaches have been used. In recent years, when Mr. MacMillan held both the Chief Executive Officer and Chairman of the Board positions, Mr. Parfet served as the lead independent director, with responsibility for coordinating the activities of the independent directors. As lead independent director, he chaired the executive sessions of the independent directors. Mr. Parfet also acted as an intermediary between the independent directors and senior management on sensitive issues, including matters considered by the non-management directors in executive session. Other matters that he was responsible for as the lead independent director included working with the Chief Executive Officer and the Vice President, Corporate Secretary to set the agenda for Board meetings, assuring the adequacy of the flow of information from management to the non-management directors, setting the meeting schedules to assure there is sufficient time for discussion of all agenda items and assisting management and the Board in assuring compliance with and implementation of the Corporate Governance Guidelines. He also facilitated discussion among the non-management directors on key issues and concerns outside of Board meetings.

Upon the resignation of Mr. MacMillan as Chairman of the Board and Chief Executive Officer in February 2012, Mr. Parfet was appointed Non-Executive Chairman of the Board. In this role, he chairs the meetings of the Board and has interacted more regularly with the Chief Executive Officer while continuing to perform the functions that he had performed as lead independent director. The Board of Directors has determined that Mr. Parfet should continue to serve as the independent Non-Executive Chairman in order to allow Mr. Lobo time as our new Chief Executive Officer to concentrate on the Company’s business operations. Our Corporate Governance Guidelines provide that in the event that the Board determines in the future that the same individual should hold the positions of Chief Executive Officer and Chairman of the Board, the independent directors shall annually elect a lead independent director from among them who will bear the responsibilities determined by the independent directors from time to time including, as a general matter, those previously performed by Mr. Parfet in that role.

Executive Sessions of Independent Directors

An executive session of the non-management directors is held in conjunction with each meeting of the Board to provide an opportunity for discussion of topics of concern without any member of management being present. In the past, when the Board included a non-management director who was not considered independent, an executive session of only the independent directors was held at least once a year. That practice will be followed in the future if the situation arises.

Contacting the Board of Directors

Shareholders and other interested persons may communicate directly with the Board on a confidential basis by mail to Stryker Board of Directors at 2825 Airview Boulevard, Kalamazoo, Michigan 49002. All such communications will be received directly by the Chair of the Governance and Nominating Committee and will not be screened or reviewed by any Stryker personnel.

Code of Conduct/Code of Ethics

We have adopted a Code of Conduct applicable generally to our employees, officers and directors in the performance of their duties and responsibilities and a Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer and controller. The Code of Conduct and Code of Ethics are posted in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/codeofconduct and www.stryker.com/investors/codeofethics, respectively, and we will mail them to any shareholder upon request to the Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002.

Certain Relationships and Related Party Transactions

Under our Related Party Transactions Policy, which is in writing and was adopted by the Board of Directors, the Audit Committee must approve or ratify transactions involving directors, executive officers or principal shareholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under SEC disclosure rules. Such transactions include employment of immediate family members of any director or executive officer. Management advises the Audit Committee at its regularly scheduled meeting in February of each year and at subsequent meetings of any such transaction that is proposed to be entered into or continued and seeks approval. In the event any such transaction is proposed and a decision is required prior to the next regularly scheduled meeting of the Audit Committee, it may be presented to the Audit Committee Chair for approval, in which event the decision will be reported to the full Audit Committee at its next meeting.

William U. Parfet, who currently serves as Non-Executive Chairman of the Board of the Company, is Chairman of the Board and Chief Executive Officer and the principal shareholder of MPI Research, Inc., a drug safety and pharmaceutical development company. Since 2009, the Company has contracted with MPI Research to conduct certain studies in connection with products under development. MPI Research was awarded the contracts for these studies after competitive bids were solicited and it was determined that the MPI Research quote offered the best overall value. MPI Research was paid a total of $107,153 in 2012. The Audit Committee, during its February 2013 meeting at which Mr. Parfet, a member of that Committee, excused himself during discussions of this matter, authorized the Company to enter into additional transactions with MPI Research up to a maximum aggregate annual value of $1,000,000, which represents less than 2% of the annual revenue of MPI Research, provided such transactions are competitively bid and evaluated to assure that MPI Research is offering the best value to Stryker. Any such transaction that is entered into and has not been discussed with the Committee in advance must be reported to the Audit Committee at its next meeting.

Art Hartman, the Vice President, Regulatory Affairs and Quality Assurance Business Integration, is the brother of Curt Hartman, our former Vice President and Chief Financial Officer who also served as Interim Chief Executive Officer from February 8, 2012 through September 30, 2012. Art Hartman has been employed by the Company in various capacities since 1994 and has held his current position since December 27, 2010. Effective March 1, 2012, Art Hartman’s salary was $229,000, his bonus for 2012 was $69,616, he was awarded a stock option to purchase 3,730 shares of our Common Stock and 1,242 restricted stock units and he received other benefits generally available to our U.S.-based employees in similar roles.

COMPENSATION DISCUSSION AND ANALYSIS

This section includes information regarding, among other things, the overall objectives of our compensation program for our NEOs and each element of compensation that we provide. Please read this section in conjunction with the detailed tables and narrative descriptions of our NEO compensation under “Executive Compensation” beginning on page 28 of this proxy statement.

Named Executive Officers

The names and titles of our NEOs for purposes of this proxy statement are:

Name	Title
Kevin A. Lobo	President and Chief Executive Officer(1)
Dean H. Bergy	Interim Chief Financial Officer and Vice President, Corporate Secretary(1)
Ramesh Subrahmanian	Group President, International(2)
Timothy J. Scannell	Group President, MedSurg and Spine
Lonny J. Carpenter	Group President, Global Quality and Operations
Curt R. Hartman	Formerly Interim Chief Executive Officer and Vice President and Chief Financial Officer(3)
Stephen P. MacMillan	Formerly Chairman, President and Chief Executive Officer(4)

(1)

On October 1, 2012 Mr. Lobo, who had previously been Group President, Orthopaedics, was named President and Chief Executive Officer, and Mr. Bergy was named Interim Chief Financial Officer in addition to his responsibilities as Vice President, Corporate Secretary.

(2)

Mr. Subrahmanian works as a U.S. expatriate in Singapore and certain compensation items are paid in Singapore Dollars (SGD). U.S. Dollar (USD) amounts in this proxy statement with respect to Mr. Subrahmanian have been calculated using calendar quarter 2012 average exchange rates of one USD equaling 1.3086 SGD (January to March), 1.2656 SGD (April to June), 1.2814 SGD (July to September) and 1.2286 SGD (October to December), respectively.

(3)

Mr. Hartman resigned as Vice President and Chief Financial Officer effective September 30, 2012. He had also served as Interim Chief Executive Officer from February 8, 2012 to September 30, 2012. See “Executive Compensation – Transition Services and Separation Agreement with Mr. Hartman” beginning on page 41.

(4)	Mr. MacMillan resigned as Chairman, President and Chief Executive Officer on February 8, 2012. See “Executive Compensation – Resignation Agreement with Mr. MacMillan” on page 42.

Overview

Stryker has a history of delivering solid financial results. The cumulative increase of our net sales and diluted net earnings per share over the five-year period ending December 31, 2012 was 44.3% and 38.9%, respectively. Our executive pay programs have played a significant role in our ability to attract and retain the experienced, successful executive team that drives our financial results over time.

The primary elements of compensation for our NEOs in 2012 were salary, bonus and stock awards consisting of stock options, restricted stock units and performance stock units. Our savings and retirement plans are typically defined contribution plans that match a portion of employee contributions and have historically included an annual discretionary contribution of 7% of salary and bonus for all eligible U.S.-based employees. We do not maintain any defined benefit plans for our NEOs. The perquisites and personal benefits we provide to our NEOs are conservative.

Our Compensation Committee believes that our compensation practices for our NEOs are appropriate in the context both of Stryker’s performance and the interests of our shareholders. Among the considerations in this regard are:

•	An important part of our executive compensation philosophy is the alignment of the compensation of our NEOs with the interests of our shareholders and achievement of key business objectives;

•

In 2012, the variable, performance and stock-based compensation elements for the NEOs who are currently employees — bonuses, stock option grants valued using the Black-Scholes method, restricted stock units and performance stock units — averaged 77% of the total of the primary compensation elements (salary, actual bonus and stock awards). See “Summary Compensation Table” on page 28;

•

Our NEO bonus plans are based on difficult performance goals that, if met, should result in profitable, sustained business performance over the long term and be reflected in stock price increases over time. The NEOs’ payouts for 2012 (83% of target on average) were below the 2011 levels (86% of target on average) as a result of performance that was generally below 2012 bonus plan goals that were generally higher than the prior year goals;

•

Stock-based compensation realized by our NEOs is tied directly to the interests of our shareholders via stock price performance and, for performance stock units, based on financial performance relative to pre-established financial goals for a three-year performance period;

•

We monitor a comparison group of medical technology companies to ensure that our compensation programs are within observed competitive practices, review trends and practices with assistance from the Compensation Committee’s compensation consultant and make adjustments as deemed appropriate by the Compensation Committee; and

•

We evaluate key risk issues related to compensation and, in this regard, engaged a third party to conduct a risk assessment of compensation programs in 2010 as discussed above and believe that our compensation practices do not create risks that are reasonably likely to have a material adverse impact on Stryker.

The Compensation Committee considered the results of the advisory shareholder vote on executive compensation at our 2012 annual meeting of shareholders at which the executive compensation program for our NEOs as disclosed in the proxy statement for that meeting was approved by 84% of the votes cast. The Compensation Committee continues to believe that our executive compensation program and practices are appropriate.

Compensation Objectives

We compete for executive talent in a highly competitive, global industry. We believe that our executive compensation program, which is a key component in our ability to attract and retain talented, qualified executives, should be designed to provide a meaningful level of total compensation that is aligned with organizational and individual performance and with the interests of our shareholders. The Compensation Committee believes that, consistent with the emphasis on rewarding executives for enhancing the Company’s growth and profitability (as described more fully in “Why We Chose Particular Performance Metrics and Goals” beginning on page 17), the Company’s bonus plans should focus executives on a mix of financially-oriented as well as qualitative goals that reinforce a balance in achieving short-term and long-term goals and are aligned with shareholder returns over time. The bonus plans contain maximums on the payouts that can be earned in any year. The Company’s long-term equity incentive compensation program likewise is intended to provide executives with a personal financial interest in the Company’s long-term success (as described more fully in “Long-Term Incentive Compensation” beginning on page 22). The Compensation Committee believes that the Company’s incentive programs balance risk and the potential reward to executives in a manner that is appropriate to the circumstances and in the best interests of the Company’s shareholders over the long term.

The principal objectives of our executive compensation policies and practices are to:

•	Attract, retain and motivate talented executives who drive our Company’s success;

•	Structure compensation packages with a significant percentage of compensation earned as variable pay, based on performance, which balances risk with the potential reward;

•	Align incentives with measurable corporate, business area and individual performance, both financial and non-financial;

•	Provide flexibility to adapt to changing business needs;

•	Align total compensation with shareholder value creation; and

•	Establish compensation program costs that are reasonable, affordable and appropriate.

Executive Compensation Philosophy

We have an Executive Compensation Philosophy that outlines the objectives of our compensation practices and serves as an ongoing reference point for executive compensation decisions. The Philosophy specifies compensation elements, defines the purpose of each element and generally expresses the target positioning of compensation levels that we desire to achieve over time. However, since one of the objectives of our compensation programs is to provide flexibility to adapt to the changing business environment and individual considerations, we recognize that there will be variations from the Philosophy. In addition, changes to an individual NEO’s compensation elements, for example to meet desired market positioning indicated in the Philosophy, may be phased in over multiple years. Each year we consider our NEO compensation in light of our Philosophy.

Our Executive Compensation Philosophy is summarized in the following table. Each compensation element, along with an explanation of how we make decisions about that element, is described in detail under “2012 Compensation Elements” beginning on page 16.

Compensation Elements, Purpose and Target Positioning to Market

Element	Purpose	Target Positioning to Market

Base Salary	• Attract and retain qualified talent	• Near market median (between 45th and 60th percentile)

Bonus Plan at Target	• Motivate participants to achieve and exceed annual goals • Provide a competitive target compensation opportunity • Focus participants on key annual metrics	• Near market median (between 45th and 60th percentile)

Long-term Incentives

• Align participant interests with shareholders

• Balance short-term with long-term focus of decisions

• Attract talent by offering a meaningful reward opportunity

• Retain key personnel via vesting and forfeiture provisions

• Provide opportunity to build stock ownership

• 75th percentile of market, but balance Company affordability

Savings and Retirement Plans

• Assist participants with retirement funding

• 401(k) Plan — provide above-market contributory retirement benefit opportunity

• Supplemental Plan — provide contributions for participants impacted by tax law limits on the 401(k) Plan

• Exceed general market practice

Health and Welfare Benefit Plans	• Provide employees and families with appropriate levels of coverage and security that are affordable for the Company	• Above-market benefit value

Perquisites	• Appropriate in light of position	• Conservative to market

Underlying our Executive Compensation Philosophy is the desire to facilitate and encourage long-term ownership of our Common Stock. Our stock ownership guidelines reinforce this element of our Philosophy by requiring senior management to accumulate and retain significant stock ownership positions over time. For more information, see “Executive and Non-Employee Director Stock Ownership Guidelines” on page 25.

The target market positioning referenced in the Philosophy provides a framework against which the Compensation Committee evaluates individual NEO compensation decisions; however, the Compensation Committee also takes into account other factors, such as performance, tenure and experience. As a result, there may be variances from the target positioning.

The Role of Benchmarking in our Executive Compensation Decisions

We regularly review our compensation policies, practices and programs to determine if they are both appropriate and responsive to our business needs. Although we monitor the competitive landscape closely, we typically do not establish compensation levels by focusing primarily on market comparison data. Our current practice is to conduct an external market benchmarking of our executive compensation levels and practices every other year. The Compensation Committee applies judgment and discretion when evaluating the appropriateness of using market comparison data as it does when determining any compensation amount or outcome.

The 2011 results of the Company as a whole and, for Mr. Lobo (in his position as Group President, Orthopaedics), Mr. Subrahmanian, Mr. Scannell and Mr. Carpenter, of the business areas of the Company for which each was responsible were the most significant factor in determining the NEO compensation adjustments for 2012. Other factors considered included the individual’s performance, changes in compensation elements over recent years, performance against bonus plan goals, comparisons among roles internally and market comparison data.

Hay Group, the Compensation Committee’s independent advisor, conducted a market benchmarking study in late 2010 in connection with establishing NEO compensation and the results were among the factors considered when 2011 and 2012 compensation decisions were made. The study concluded that the NEOs’ target cash compensation levels were generally consistent with our Philosophy. The study also found that the grant value of the NEOs’ 2010 long-term incentive awards was generally below the targeted positioning in our Philosophy.

The comparison group companies used for the NEOs other than the Chief Executive Officer position in the 2010 benchmarking study were:

• Abbott Laboratories	• Covidien plc	• Medtronic, Inc.
• Alcon, Inc.	• C.R. Bard, Inc.	• Smith & Nephew plc
• Baxter International Inc.	• Genzyme Corporation	• St. Jude Medical, Inc.
• Becton, Dickinson and Company	• Hill-Rom Holdings, Inc.	• Thermo Fisher Scientific Inc.
• Boston Scientific Corporation	• Johnson & Johnson	• Zimmer Holdings, Inc.

The comparison group was developed by management other than our NEOs and approved by the Compensation Committee and consists of publicly traded companies that generally met the following criteria:

•	Product competitors or related companies in the medical technology industry;

•	Significant global operations; and

•	Comparable size – i.e., similar sales, market capitalization – or growth rates in revenue and earnings.

The data provided to the Compensation Committee by Hay Group showed compensation levels consisting of the primary elements of total compensation — salary, bonus and long-term incentive values.

Hay Group conducted a further benchmarking study in late 2012. The comparison group was the same except that Alcon, Genzyme and Hill-Rom were eliminated either because they had been acquired or because they were no longer of comparable size and CareFusion Corporation and Quest Diagnostics Incorporated, which meet the criteria referred to above, were added to the group. The results generally confirmed the conclusions of the 2010 study that NEO target cash compensation levels on average remained consistent with our Philosophy and that the grant value of the regular 2012 annual long-term incentive awards, which did not include the special restricted stock unit awards that were made for retention purposes at the time of Chief Executive Officer transition, were on average below target positioning. The results of the 2012 benchmarking study were available in September 2012 and were one of the factors considered by the Compensation Committee when it made its recommendations that were accepted by the Board regarding Mr. Lobo’s compensation as Chief Executive Officer upon his assuming that position as of October 1, 2012. Those results were also among the factors considered when the 2013 compensation decisions for the NEOs who are currently executive officers of Stryker were made in February 2013. Those decisions are summarized on page 26 and will be discussed in further detail in the proxy statement for our 2014 meeting.

Management’s Role in Determining Executive Compensation

The Compensation Committee makes all final decisions regarding NEO compensation, except that the compensation of the Chief Executive Officer is subject to final approval by the independent members of the Board of Directors. The Chief Executive Officer’s role in determining executive compensation includes making recommendations on compensation decisions for the Company’s executives other than himself after reviewing information provided by our Vice President, Human Resources and other members of that department. Management’s role in determining executive compensation includes:

•

Developing, summarizing and presenting information and analyses to enable the Compensation Committee to execute its responsibilities, as well as addressing specific requests for information from the Committee;

•	Attending Compensation Committee meetings as requested to provide information, respond to questions and otherwise assist the Committee;

•	Developing individual NEO bonus plans for consideration by the Compensation Committee and reporting to the Committee regarding achievement against the bonus plans; and

•

Preparing stock-based award recommendations for the Committee’s approval, which includes providing the Committee regular updates on run rate and overhang levels, and reporting to the Committee at the end of the performance period regarding the number of performance stock units earned based on achievement of the pre-established goals.

Management performs a similar role for the Board with respect to the compensation of the Chief Executive Officer and the non-employee directors.

2012 Compensation Decisions

At its February 2012 meeting, the Compensation Committee reviewed and approved the 2012 cash compensation levels for the NEOs other than Mr. Bergy and Mr. MacMillan, who was then the Chief Executive Officer, after receiving recommendations from Mr. MacMillan and our Vice President, Human Resources. These levels reflected subjective evaluations and decisions based on the scope of each NEO’s responsibilities in his current role, the level of performance in 2011 of the business areas for which he was responsible and his time and proficiency in the job. Unless otherwise noted, the annualized base salary amounts discussed below were effective as of March 1, 2012.

•

In February 2012, the Compensation Committee approved increasing Mr. Lobo’s 2012 annualized salary to $455,000, an 8.3% increase over 2011, and a target bonus opportunity of $300,000, a 9.1% increase over the annualized 2011 amount. The levels approved by the Compensation Committee in February 2012 recognized Mr. Lobo’s performance in his role as Group President, Orthopaedics and the improved performance of that business under Mr. Lobo’s leadership in 2011. Upon his promotion to President and Chief Executive Officer effective October 1, 2012, Mr. Lobo’s annualized base salary as President and Chief Executive Officer was set at $1,000,000 and his annualized target bonus at $1,300,000 by the independent directors.

•

Mr. Bergy’s 2012 annualized salary of $256,500 and his 2012 target bonus opportunity of $76,950 were established by the Vice President, General Counsel in February 2012. Both of these values were associated with Mr. Bergy’s service as Vice President, Corporate Secretary. Effective October 1, 2012, Mr. Bergy’s annualized salary was increased to $517,500 upon his being appointed Interim Chief Financial Officer in addition to serving as Vice President, Corporate Secretary. Mr. Bergy also received a prorated bonus payment equal to $97,031 for his services as Interim Chief Financial Officer in 2012. The salary and bonus amounts that were established in connection with Mr. Bergy’s services as Interim Chief Financial Officer were approved by the Compensation Committee.

•

Mr. Subrahmanian’s 2012 salary of $500,000 and his 2012 target bonus opportunity of $325,000 were unchanged from the annualized levels established in September 2011 when he joined the Company in his present role.

•

Mr. Scannell’s 2012 annualized salary was set at $506,667, a 10.1% increase over 2011, and his 2012 target bonus opportunity was increased to $375,000, a 17.2% increase over 2011. These levels recognized Mr. Scannell’s sustained performance in his role as Group President, MedSurg and Spine. Effective October 1, 2012, Mr. Scannell’s annualized salary was increased to $540,000, a 6.6% increase over the initial 2012 annualized salary. This salary level recognized Mr. Scannell’s continued strong performance in his role as Group President, MedSurg and Spine as well as the assumption of additional responsibilities related to our Neurotechnology businesses.

•

Mr. Carpenter’s annualized 2012 salary was $406,333, a 12.2% increase over 2011, and his 2012 target bonus opportunity was $300,000, a 30.4% increase over 2011. These levels recognized Mr. Carpenter’s lead role in continuing to develop our Global Quality and Operations organization, the progress and performance of that organization in 2011 and increased alignment with the cash compensation levels of other senior executives within the Company. Effective October 1, 2012, Mr. Carpenter’s annualized salary was increased to $440,000, an 8.3% increase over the initial 2012 annualized salary. This salary level recognized Mr. Carpenter’s continued strong leadership of our Global Quality and Operations organization and its performance and further alignment with the salary levels of other senior executives within the Company.

•

Mr. Hartman’s cash compensation for 2012 consisted of a salary of $750,000, a 50.0% increase over 2011, and a target bonus opportunity of $750,000, a 100.0% increase over 2011. These levels recognized Mr. Hartman’s service as Interim Chief Executive Officer, in addition to his service as Vice President and Chief Financial Officer, following Mr. MacMillan’s resignation on February 8, 2012 and were approved by the Board of Directors. See “Executive Compensation – Transition Services and Separation Agreement with Mr. Hartman” beginning on page 41 for a discussion of the payments made to him and the treatment of stock awards previously granted to him.

In addition, stock options, restricted stock units and performance stock units were awarded to all of the NEOs, except Mr. Bergy and Mr. MacMillan, in February 2012. Mr. Bergy was awarded stock options and restricted stock units in November 2012 in connection with assuming the responsibilities of Interim Chief Financial Officer. Mr. Lobo was also awarded stock options, restricted stock units and performance stock units on October 1, 2012 upon his promotion to President and Chief Executive Officer. See “Long-Term Incentive Compensation” beginning on page 22. See “Executive Compensation – Resignation Agreement with Mr. MacMillan” on page 42 for a discussion of the payments made to him and the treatment of the stock awards previously granted to him in connection with his separation from the Company.

2012 Compensation Elements

Each of the compensation elements and its purpose is described below.

Base Salary:    Base salary is provided to our NEOs to compensate them for the basic value of their job, their time and proficiency in the position and the value of their job relative to other positions in the Company. We review each NEO’s salary and performance annually and make decisions about adjustments and amounts. Factors that are considered in determining the executive’s salary include performance, job experience, individual role responsibilities, comparisons among positions internally and market comparison data. Base salary increases for 2012 were approved by the Compensation Committee or the independent members of the Board in the case of Mr. Hartman in February 2012 and Mr. Lobo upon his promotion to President and Chief Executive Officer in October 2012. Additionally, the Compensation Committee approved the base salary increases for Mr. Bergy, Mr. Scannell and Mr. Carpenter that were effective October 1, 2012.

Annual Bonus:    The individually structured short-term bonus plans are intended to motivate and reward our NEOs for achieving and exceeding specific annual performance goals. Mr. Lobo had two bonus plans in 2012, one for the time he served as Group President, Orthopaedics and the other for the time he served as President and Chief Executive Officer. For Mr. Lobo (in his position as President and Chief Executive Officer), Mr. Carpenter and Mr. Hartman, the primary focus of the 2012 bonus goals was total Stryker performance. Mr. Bergy’s 2012 bonus plan related to his services as Vice President, Corporate Secretary and he also received a bonus payment equal to $97,031 for his services as Interim Chief Financial Officer in 2012. In the case of Mr. Lobo (in his position as Group President, Orthopaedics) and the other NEOs, the main focus was on performance of the business areas for which they were responsible, with specified qualitative measures being additional factors. For 2012, each NEO’s bonus plan, in addition to a target, required a threshold level of performance for each measure that had to be achieved before any bonus could begin to be earned for that measure. Each 2012 bonus plan, except for Mr. Bergy’s, included an opportunity to earn an overachievement bonus of up to an additional 50% of target bonus, which is reflected in the maximum bonus opportunity below, if the Company achieved 2012 goals for diluted net earnings per share as well as the primary overachievement measure of constant currency sales (with a maximum overachievement payout if 9.3% growth in constant currency sales over the prior year was achieved). Constant currency sales is a non-GAAP financial measure that we use to measure sales excluding the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Constant currency sales is calculated by translating the actual results at the foreign currency exchange rates that were used when establishing the target amounts at the beginning of the year. In addition, in the case of Mr. Lobo (in his position as Group President, Orthopaedics), Mr. Subrahmanian and Mr. Scannell, the group for which he was responsible must have achieved 95% of its operating income goal. The individual NEO bonus plans are discussed in detail later in this section under “2012 Bonus Plans.” The following table provides the target bonus, maximum potential bonus reflecting the overachievement award opportunity discussed below, actual bonus payment and actual payment as a percentage of target for each NEO in 2012:

Name	Target Bonus ($)	Maximum Bonus Opportunity ($)	Actual Bonus Payment ($)		Payment as Percentage of Target (%)
Kevin A. Lobo(1)	325,000	487,500	325,000		100
Kevin A. Lobo(2)	225,000	337,500	220,392		98
Dean H. Bergy	76,950	76,950	59,636	(3)	77
Ramesh Subrahmanian	325,000	487,500	246,090		76
Timothy J. Scannell	375,000	562,500	354,734		95
Lonny J. Carpenter	300,000	450,000	226,181		75
Curt R. Hartman	750,000	1,125,000	565,451		75

(1)	Represents the prorated bonus for the time Mr. Lobo served as President and Chief Executive Officer in 2012.

(2)	Represents the prorated bonus for the time Mr. Lobo served as Group President, Orthopaedics in 2012.

(3)	Excludes the fixed amount of $97,031 for the remainder of 2012 that was agreed upon in connection with Mr. Bergy’s appointment as Interim Chief Financial Officer effective October 1, 2012.

The Compensation Committee recommended the bonus plan target opportunity and goals for the Chief Executive Officer position and the independent directors approved them at meetings in February 2012 (for Mr. Hartman as Interim Chief Executive Officer) and in September 2012 (for Mr. Lobo as President and Chief Executive Officer). The actual payments for each of Mr. Lobo and Mr. Hartman were approved by the independent directors in February 2013 based on his accomplishments as measured under his individual bonus plan. In Mr. Hartman’s case, the qualitative objectives were paid at the target level pursuant to the negotiated terms of his separation. See “Executive Compensation – Transition Services and Separation Agreement with Mr. Hartman” beginning on page 41. The Compensation Committee reviewed and approved the bonus targets and actual payments for the other NEOs after receiving recommendations from the then Chief Executive Officer at the Committee meetings in February 2012 and 2013, respectively.

Why We Chose Particular Performance Metrics and Goals

We generally established our 2012 bonus goals with a focus on our budget and growth over actual prior year outcomes. Stryker uses sales, earnings and cash from operations goals as the primary measures in the NEO bonus plans for the following reasons:

•	These are key measures that are aligned with the objectives of our strategic plan;

•	These metrics focus our NEOs on growth and profitability, which are key to our long-term success;

•	Company-level sales and diluted net earnings per share goals generally align with our annual budget; and

•	We believe these are the primary measures our investors monitor in evaluating our performance and making investment decisions regarding Stryker stock.

Historical Analysis of NEO Achievement of Bonus Plan Goals

The following information is useful to an understanding of the difficulty associated with achievement of the goals established for our NEOs in the 2012 bonus plans:

•

Comparisons of Stryker’s annualized sales and earnings growth rates over the preceding five years relative to those of the other medical technology companies that we use for comparison purposes showed that Stryker generally outperformed the majority of that group. The fact that we have not significantly overachieved our goals historically, as demonstrated below, but have generally exceeded the growth rates of the comparison group tells us that the sales and earnings goals we have established historically were difficult to achieve.

•

On average, over the past five years, the persons who held the Chief Executive Officer position, the Chief Financial Officer position and the other persons who were our NEOs during those years achieved the goals and bonus payments under their bonus plans as follows:

Bonus Plan Measure	Average Goal Achievement (%)	Range of Goal Achievement (%)	Average Bonus Payment vs. Target (%)	Range of Bonus Payment vs. Target (%)
Sales (Company level)	98	96 to 100	72	0 to 96
Sales (Group/Division level)	96	92 to 100	76	9 to 100
Earnings (Company level)	98	92 to 101	50	0 to 100
Operating income (Group/Division level)	96	88 to 101	80	34 to 100
Cash from operations (Company level)	104	86 to 116	83	28 to 100
Cash from operations (Group/Division level)	107	97 to 128	96	79 to 100
Qualitative (CEO)	88	70 to 100	88	70 to 100
Qualitative (CFO)	88	67 to 100	88	67 to 100
Qualitative (Other NEOs)	86	50 to 100	86	50 to 100

The qualitative goals reflected in this table were subjectively evaluated.

2012 Bonus Plans

The 2012 annual bonus goals and weightings for each NEO, other than the overachievement factor discussed on page 17, are shown in the tables on pages 20 through 22. The following information is relevant to an understanding of those tables:

•

Threshold is the performance required before any bonus accrues. Results at or below the threshold level result in a zero bonus payment for that performance measure. Results for all quantitative measures are prorated between threshold and target. Meeting the target goal results in the payment of 100% of bonus opportunity for the particular measure.

•

The tables express the goals for quantitative performance measures as a percentage change from 2011 actual results to show the degree of improvement required relative to the prior year to achieve bonus plan payment levels.

•

Bonus plan goals are based upon the Company’s financial results as reported in conformance with GAAP but may be adjusted at the Committee’s discretion to reflect the impact of specified corporate transactions, accounting or tax changes and other extraordinary or nonrecurring events so that the operating results of the Company or the applicable business unit are calculated on a comparative basis from year to year. Information with respect to adjustments made to GAAP diluted net earnings per share in 2012 that resulted in the earnings per share used in the calculation of the NEOs’ bonus awards is set forth below:

Item	Period Ending December 31, 2012
Diluted net earnings per share, as reported	$3.39
Acquired inventory “step up” to fair value	$0.03
Acquisition and integration related charges	$0.06
Restructuring and related charges	$0.15
Otis knee matter	$0.09
Rejuvenate and ABG II recall(1)	$0.37
Separation payments(2)	$0.02
Diluted net earnings per share for bonus calculation	$4.11

(1)	Reflects the fourth quarter charge related to the recall and an additional $0.02 per share expensed earlier in the year related primarily to the disposal of recalled product inventory.

(2)

Reflects payments made to Mr. MacMillan and Mr. Hartman in connection with their separation from the Company. See “Executive Compensation – Resignation Agreement with Mr. MacMillan” on page 42 and “Executive Compensation – Transition Services and Separation Agreement with Mr. Hartman” beginning on page 41.

•

“Cash from operations” is an internal performance measure that adjusts net cash provided by operating activities as reported in our Consolidated Financial Statements for the effect of purchases and sales of property, plant and equipment and the excess income tax benefit for accounting purposes from the exercise of stock options.

•

For performance measures that are qualitative in nature, the determination of performance requires subjective evaluations rather than quantifiable calculations of achievement to the goal. These subjective performance evaluations for 2012 were made by Mr. Lobo in the case of each of the other NEOs, except for Mr. Hartman, whose qualitative objectives were paid at the target level pursuant to the negotiated terms of the Transition Services and Separation Agreement entered into with him, and Mr. Bergy, for whom the subjective evaluation was made by the Vice President, General Counsel related to Mr. Bergy’s services as Vice President, Corporate Secretary, and by the independent directors in the case of Mr. Lobo, in each case after consideration was given to the individual’s performance with respect to the goal. The threshold payment for qualitative measures is zero percent.

•

The Board and Compensation Committee may make adjustments to final bonus determinations within the framework of the maximum bonuses that can be awarded under our Executive Bonus Plan. See “Summary Compensation Table – Non-Equity Incentive Plan Compensation” on page 28.

Mr. Lobo — President and Chief Executive Officer(1)

	2012 Threshold			2012 Target
Measure	Threshold	Threshold as Percentage Change Over 2011 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target	Target as Percentage Change Over 2011 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Diluted net earnings per share	$4.09	9.9%	0	$4.15	11.6%	40
Cash from operations	$1.275 bil.	4.4%	0	$1.500 bil.	22.8%	20
Sales	$7.123 bil.	-14.3%	0	$8.904 bil.	7.2%	20
Functional goal(2)	—	—	0	—	—	20

			0			100%

(1)	Mr. Lobo was named President and Chief Executive Officer on October 1, 2012 after serving as Group President, Orthopaedics since June 2011.

(2)

Qualitative assessment of reviewing and revising the Company’s strategic vision, strengthening working relationships with the members of the Company’s Board of Directors, reviewing and further solidifying the Company’s executive leadership team and gaining further exposure to and understanding of the Company’s overall business operations.

Mr. Lobo — Group President, Orthopaedics

	2012 Threshold		2012 Target
Measure(1)	Threshold as Percentage Change Over 2011 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target as Percentage Change Over 2011 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Operating income	-11.4%	0	10.8%	40
Sales	-12.3%	0	9.6%	20
Cash from operations	8.3%	0	35.3%	20
Functional goal(2)	—	0	—	20

		0		100%

(1)	Goals are specific to the Orthopaedics Group that reported to Mr. Lobo through September 30, 2012.

(2)	Qualitative assessment of efforts regarding strategy development for innovation and the growth of the Orthopaedics business.

Mr. Bergy — Interim Chief Financial Officer and Vice President, Corporate Secretary(1)

	2012 Threshold			2012 Target
Measure	Threshold	Threshold as Percentage Change Over 2011 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target	Target as Percentage Change Over 2011 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Diluted net earnings per share	$4.09	9.9%	0	$4.15	11.6%	25
Functional goals(2)	—	—	0	—	—	75

			0			100%

(1)

Mr. Bergy was named Interim Chief Financial Officer in addition to his duties as Vice President, Corporate Secretary on October 1, 2012. The goals listed above relate to Mr. Bergy’s 2012 bonus plan as Vice President, Corporate Secretary.

(2)	Qualitative assessment of efforts related to supporting the activities of the Company’s Board of Directors and improving the overall effectiveness of the Corporate Secretary function.

Mr. Subrahmanian — Group President, International

	2012 Threshold		2012 Target
Measure(1)	Threshold as Percentage Change Over 2011 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target as Percentage Change Over 2011 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Operating income	-9.7%	0	12.9%	40
Sales	-16.3%	0	4.6%	20
Cash from operations	-7.1%	0	16.1%	20
Functional goal(2)	—	0	—	20

		0		100%

(1)	Goals are specific to the International Group reporting to Mr. Subrahmanian.

(2)	Qualitative assessment of efforts regarding increasing the Company’s presence in emerging markets and maximizing the broader Stryker portfolio of products and services.

Mr. Scannell — Group President, MedSurg and Spine

	2012 Threshold		2012 Target
Measure(1)	Threshold as Percentage Change Over 2011 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target as Percentage Change Over 2011 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Operating income	2.1%	0	27.6%	40
Sales	-13.7%	0	7.9%	20
Cash from operations	-4.2%	0	19.8%	20
Functional goal(2)	—	0	—	20

		0		100%

(1)	Goals are specific to the MedSurg and Spine Group reporting to Mr. Scannell.

(2)	Qualitative assessment of efforts regarding strategy development for innovation and the growth of the MedSurg and Spine businesses.

Mr. Carpenter — Group President, Global Quality and Operations

	2012 Threshold			2012 Target
Measure	Threshold	Threshold as Percentage Change Over 2011 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target	Target as Percentage Change Over 2011 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Diluted net earnings per share	$4.09	9.9%	0	$4.15	11.6%	40
Cash from operations	$1.275 bil.	4.4%	0	$1.500 bil.	22.8%	20
Sales	$7.123 bil.	-14.3%	0	$8.904 bil.	7.2%	20
Functional goal(1)	—	—	0	—	—	20

			0			100%

(1)	Qualitative assessment of efforts regarding the reduction of the Company’s manufacturing expenses.

Mr. Hartman — Formerly Interim Chief Executive Officer and Vice President and Chief Financial Officer(1)

	2012 Threshold			2012 Target
Measure	Threshold	Threshold as Percentage Change Over 2011 Actual	Potential Payment as Percentage of Total Target Bonus (%)	Target	Target as Percentage Change Over 2011 Actual	Potential Payment as Percentage of Total Target Bonus (%)
Diluted net earnings per share	$4.09	9.9%	0	$4.15	11.6%	40
Cash from operations	$1.275 bil.	4.4%	0	$1.500 bil.	22.8%	20
Sales	$7.123 bil.	-14.3%	0	$8.904 bil.	7.2%	20
Functional goal(2)	—	—	0	—	—	20

			0			100%

(1)

Mr. Hartman resigned as Interim Chief Executive Officer and Vice President and Chief Financial Officer effective September 30, 2012 and remained employed as Advisor to the Chief Executive Officer until February 28, 2013.

(2)

Qualitative assessment of efforts to achieve significant progress with respect to key elements of the Company’s strategic vision, assisting the Company’s Board of Directors with implementing an effective leadership transition and increase financial performance through aggressive cost management. Pursuant to the terms of the Transition Services and Separation Agreement entered into with Mr. Hartman in connection with his resignation, the bonus for the functional goals was paid at the target level.

Long-Term Incentive Compensation:    Our NEOs, other than Mr. Bergy and Mr. MacMillan, were awarded stock options, performance stock units and restricted stock units on February 21, 2012. The stock options granted on February 21, 2012 to our NEOs have an exercise price of $53.60 per share. Mr. Bergy received a grant of stock options (exercise price of $52.60) and restricted stock units on November 1, 2012 related to his appointment as Interim Chief Financial Officer. Mr. MacMillan was not granted any stock awards in 2012 as a result of his resignation on February 8, 2012. In addition to the stock awards granted to Mr. Lobo in February, he was awarded stock options (exercise price of $55.66), performance stock units and restricted stock units on October 1, 2012 upon his promotion to President and Chief Executive Officer.

The exercise price of the options granted to the NEOs is the closing price on the last trading day before the grant date. Such options have ten-year terms, vest as to 20% of the underlying shares on each of the first five anniversaries of the grant date and are subject to the other terms and conditions generally applicable to options granted to other officers and key employees. Our plans prohibit re-pricing options without shareholder approval and do not include a “reload” feature, which means the recipient is only able to exercise the option for the number of shares in the original stock option grant.

The performance stock units granted to the NEOs in 2012 will be earned based on the achievement of pre-established three-year average adjusted diluted net earnings per share goals as well as sales growth performance relative to a comparison group of companies over the 2012 to 2014 performance period. The performance stock units will vest and be settled in Common Stock in March 2015 following the completion of the three-year performance period. The number of performance stock units ultimately earned can range from 0% to 200% of the target award. In addition, recipients of performance stock units are entitled to dividend equivalents that will be converted into additional performance stock units based on the fair market value of a share of Common Stock on the dividend payment date.

The restricted stock units granted to our NEOs in February 2012 were intended to provide a retention incentive in light of Mr. MacMillan’s resignation and vest 25% on March 21, 2013, 25% on March 21, 2014 and 50% on March 21, 2015. The restricted stock units granted to Mr. Lobo in October 2012 vest 100% on the third anniversary of grant, October 1, 2015. The restricted stock units granted to Mr. Bergy in November 2012 vest one-third on February 21, 2013, one-third on February 21, 2014 and one-third on February 21, 2015.

The details of the 2012 stock awards grants to the NEOs are provided in the “2012 Grants of Plan-Based Awards” table on page 32. Stock awards in 2012 for other key employees generally consisted of stock options and restricted stock units.

Stock options, performance stock units and restricted stock units are granted to provide employees with a personal financial interest in Stryker’s long-term success, encourage retention through vesting provisions and enable us to compete for the services of employees in an extremely competitive market and industry. Objectives of the long-term incentive portion of our compensation package include:

•	Aligning the personal and financial interests of management and other employees with shareholder interests;

•	Balancing short-term decision-making with a focus on improving shareholder value over the long-term; and

•	Providing a means to attract, reward and retain a skilled management team.

Management makes recommendations to the Compensation Committee about the stock award levels and terms. The stock award levels for the NEOs other than the Chief Executive Officer were approved by the Compensation Committee after receiving recommendations from the Chief Executive Officer. A number of factors are considered in determining the stock award levels for the NEOs, but the final award is ultimately a subjective decision. While the Compensation Committee did not apply specific performance measures or weightings to determine the individual NEO awards of stock options, performance stock units and restricted stock units in 2012, factors considered included the level of responsibility and position within the Company, demonstrated performance over time, value to our future success, the level of retention value from prior awards, Company or business area performance in recent years, comparisons among positions internally and market comparison data. We also considered, in the aggregate for the Company, share availability under our equity plans, the financial expense of stock awards and potential shareholder dilution. We monitor overhang (a measure of potential earnings dilution from stock awards) as well as run rate (the rate at which stock awards are being awarded from our equity plans) as additional inputs to our stock award decisions.

Retirement Plans:    We offer a defined contribution 401(k) plan — the Stryker Corporation 401(k) Savings and Retirement Plan (“401(k) Plan”) — that is available to all eligible U.S. employees, including the NEOs, as well as a nonqualified supplemental defined contribution plan — the Stryker Corporation Supplemental Savings and Retirement Plan (“Supplemental Plan”) — in which certain employees, including the NEOs, may participate. The purpose of these Plans is to assist our employees and executives with retirement income savings and increase the attractiveness of employment at Stryker. The Supplemental Plan is designed to provide a consistent level of benefit as a percentage of current compensation by restoring benefits that would otherwise be limited due to the covered compensation limits under the tax-qualified 401(k) Plan. The amounts of the Company’s matching contribution to the accounts of each NEO are determined by the NEO’s eligible compensation and individual contribution rate. The Company has historically made a discretionary contribution in March of each year equal to 7% of the prior year’s eligible compensation for all employees eligible under the 401(k) Plan and Supplemental Plan, including the NEOs. The amounts contributed under the 401(k) Plan and the Supplemental Plan for 2012 on behalf of each NEO are included in the “All Other Compensation” column of the “Summary Compensation Table” (see page 28). Additionally, the amounts contributed under the Supplemental Plan for 2012 on behalf of each NEO and his account balance under the Supplemental Plan, along with a description of the 401(k) Plan and Supplemental Plan, are provided in the “2012 Nonqualified Deferred Compensation” table and the narrative following the table beginning on page 38.

The Company made contributions on behalf of Mr. Subrahmanian to the government pension program — the Central Provident Fund — in Singapore as mandated by law and this value is included in the “All Other Compensation” column of the “Summary Compensation Table” (see page 28). We have defined benefit programs for some employees in certain international locations; however, no NEO participates in any defined benefit plan sponsored by Stryker.

Health and Welfare Benefits Plans:    We provide benefits, such as medical, prescription, dental, vision, life insurance and disability coverage, to each NEO under the same benefits plans that we offer to all our eligible U.S.-based employees or, in the case of Mr. Subrahmanian, to U.S. employees on an expatriate assignment. The benefits plans are part of our overall total compensation offering and provide appropriate healthcare coverage and security for our employees and their families at costs affordable to the Company. The Company does not pay for any form of post-retirement healthcare benefits for any employee.

Perquisites:    We provide perquisites and personal benefits based on considerations unique to each NEO position. We believe our practices regarding perquisites are conservative. In 2012, we paid for costs associated with an executive physical examination for Mr. Lobo, Mr. Scannell and Mr. Carpenter. Mr. Carpenter used the Company aircraft to travel to and from that examination, which is considered personal use. Mr. Lobo also received a “true-up” tax equalization payment related to the tax equalization payment he received in connection with his relocation in 2011. We provided Mr. Subrahmanian a Company-provided automobile, including associated expenses, club memberships, a cost of living allowance to maintain an equivalent level of purchasing power in Singapore relative to the United States, certain basic housing and utilities allowances, education allowances for his children, payment of the travel expenses associated with home leave, and payment of tax preparation services related to his expatriate assignment. We also provided Mr. Subrahmanian with supplemental life insurance coverage for which we paid the premiums. Additionally, we paid certain taxes to the Singapore and U.S. tax authorities on behalf of Mr. Subrahmanian in connection with his expatriate assignment. The benefits and perquisites provided to Mr. Subrahmanian were in accordance with our understanding of customary practice for executive level expatriates in the Singapore market. Mr. MacMillan had one occurrence of personal use of Company aircraft in 2012. The benefit to Mr. Carpenter and Mr. MacMillan associated with personal use of Company aircraft was imputed as income for tax purposes at Standard Industry Fare Level rates and they were responsible for paying the associated taxes. The values of the above perquisites and other personal benefits are included in the “All Other Compensation” column of the “Summary Compensation Table” (see page 28) for 2012.

Impact of Decisions Regarding One Compensation Element on Decisions Regarding Other Compensation Elements

Our practice is to review each NEO’s compensation elements individually and monitor the total of the various elements. We consider each element and the total against our compensation objectives as stated in our Executive Compensation Philosophy. Decisions related to one compensation element (e.g., bonus payment earned) generally do not materially affect decisions regarding any other element (e.g., stock award grants) because the objectives of each element differ. For example, we intend bonus payments to reward short-term performance for achievement of annual bonus plan goals, while we make decisions related to stock awards to align the interests of the recipients with the Company’s long-term performance and enhance our retention hold on recipients.

Our 401(k) Plan and Supplemental Plan are funded on an annual basis and do not result in potential future liabilities to the Company. Decisions about these plans do not impact decisions related to salary or bonus decisions for our NEOs and vice versa.

Positions at higher levels at Stryker generally have a greater emphasis on variable pay elements of bonus and stock awards, although no specific formula, schedule or structure is currently applied in establishing the percentage of total compensation delivered through any compensation element.

Executive and Non-Employee Director Stock Ownership Guidelines

Encouraging long-term ownership of Stryker stock among our management and directors is an important aspect of our executive compensation policies and practices. This reflects our conviction that all senior executives and non-employee directors should have meaningful share ownership positions in the Company to reinforce the alignment of the interests of management and our shareholders. Stryker has a stock ownership guideline policy in place for all non-employee directors and corporate officers and operating division presidents and select other senior management positions in the Company. The guidelines include a requirement that 25% of the net shares from option exercises not be sold until the participant exceeds the applicable ownership guideline. Executives and non-employee directors in compliance with the ownership guidelines may generally exercise stock options and sell the underlying shares, once vested, as long as they continue to meet the ownership guidelines. Our stock ownership requirements are:

Position	Market Value of Stock Owned	Expected Time Period to Comply
Non-Employee Directors	5 times annual Board retainer	5 years
Chief Executive Officer	5 times salary	5 years
Other NEOs	3 times salary	5 years

For stock ownership guideline calculation purposes, stock owned includes shares owned outright, including 401(k) Plan shares, as well as restricted stock units awarded using an estimate of the net number of shares to be received after taxes, but does not include stock options or outstanding performance stock units. The Compensation Committee periodically reviews the guideline requirements to ensure they continue to be appropriate. The Compensation Committee receives an annual update from management on the progress toward the ownership goals. As of the Company’s last annual measurement date of September 30, 2012, all of our non-employee directors and all of the NEOs subject to the ownership guidelines at that time were at or above the applicable stock ownership guideline requirement or projected to be by their targeted compliance date.

Our NEOs are prohibited from hedging any economic risk that may be associated with their ownership in Stryker stock. Our Insider Trading Policy prohibits the use of derivative securities (e.g., put or call options) or short sales or “selling short against the box” (short selling securities that a person already owns).

Employment Agreements and Severance Policy

We generally do not provide employment agreements, with the exception of unique circumstances or if such agreements are customary in foreign countries. We have no employment or severance agreement in place with any currently employed NEO. We have in the past made, and are likely in the future to make, separation payments to NEOs based on the specific facts and circumstances as we did in the case of the agreements for Mr. MacMillan and Mr. Hartman. See “Executive Compensation – Resignation Agreement with Mr. MacMillan” on page 42 and “Executive Compensation – Transition Services and Separation Agreement with Mr. Hartman” beginning on page 41.

Company Tax and Accounting Issues

In general, consideration is given to the tax and accounting treatment of our compensation plans at the time of developing the plans, when making changes to plans, in light of any regulatory changes or when making specific compensation decisions related to individual elements. The considered accounting treatments include any that may apply to amounts awarded or paid to our NEOs. The tax considerations include Sections 162(m) and 409A of the Internal Revenue Code.

Deductibility of Executive Compensation:    In evaluating the compensation programs covering our NEOs and making decisions related to payments, the Compensation Committee considers the potential impact on the Company of Section 162(m) of the Internal Revenue Code. Section 162(m) eliminates the deductibility of compensation over $1 million paid to NEOs, other than the principal financial officer, excluding “performance-based compensation” meeting certain requirements. The Compensation Committee generally intends to maximize deductibility of compensation under Section 162(m) of the Internal Revenue Code to the extent consistent with our overall compensation program objectives, while also maintaining maximum flexibility in the design of our compensation programs and in making appropriate payments to executives. Accordingly, the Compensation Committee may choose to authorize compensation that does not meet the requirements of Section 162(m) if it determines such payments are appropriate, and it has done so in the case of the chief executive officer position.

Our individual NEO bonus plans, as summarized on pages 20 through 22, except for the 2012 bonus plan for Mr. Bergy that was in place prior to his becoming an executive officer when he assumed the position of Interim Chief Financial Officer, are operated within the structure of the Executive Bonus Plan, which was approved by our shareholders in 2007 and for which the material terms of the performance goals were re-approved at the 2012 annual meeting of shareholders and is designed to meet the requirements of Section 162(m) of the Internal Revenue Code. Our stock option and performance stock unit awards, which are granted pursuant to our shareholder approved equity compensation plans, are also designed to meet the requirements of Section 162(m) so as to preserve our deduction for compensation resulting from NEO stock option exercises and the vesting of performance stock units.

Share-Based Compensation:    We account for compensation expense from our stock awards in accordance with the Compensation — Stock Compensation Topic of the Financial Accounting Standards Board Accounting Standards Codification (“FASB Codification”) that requires companies to measure the cost of employee stock awards based on the grant-date fair value and recognize that cost over the period during which a recipient is required to provide services in exchange for the stock awards, typically the vesting period. We consider the impact on the Company’s compensation expense when determining and making stock awards.

2013 Compensation Decisions

The table below summarizes the 2013 compensation decisions for the 2012 NEOs who continue to be employed as executive officers of the Company. These decisions will be more fully discussed in the proxy statement for our 2014 annual meeting.

Name	Annualized Base Salary ($)	Target Bonus ($)(1)	Number of Stock Options (#)(2)	Number of Performance Stock Units at Target (#)(3)	Number of Restricted Stock Units (#)(4)
Kevin A. Lobo	1,030,000	1,340,000	187,470	46,868	—
Dean H. Bergy(5)	525,000	79,200	8,015	—	2,004
Ramesh Subrahmanian	515,000	360,500	46,870	11,716	—
Timothy J. Scannell	556,000	417,000	62,490	15,622	—
Lonny J. Carpenter	453,000	339,750	37,495	9,374	—

(1)	Each NEO bonus plan for 2013 includes an opportunity to earn an overachievement bonus of up to an additional 100% of target bonus, based on sales and earnings metrics.

(2)

Stock options to purchase shares of the Company’s Common Stock were granted at an exercise price of $64.01 per share (the closing price as reported by the NYSE Composite Transactions on February 12, 2013, the last trading day before the grant date).

(3)	Key design features for the 2013 performance stock units include the following:

•

Awards will be earned based on the achievement of pre-established three-year average adjusted diluted net earnings per share goals as well as sales growth performance relative to a comparison group of companies;

•	Payout range of 0% to 200% of the target award; and

•	Settled in Common Stock in early 2016 following the completion of the three-year performance period.

(4)	The restricted stock units vest one-third on March 21, 2014, one-third on March 21, 2015 and the remaining one-third on March 21, 2016.

(5)

The annualized base salary amount for Mr. Bergy continues to reflect his service as Interim Chief Financial Officer and Vice President, Corporate Secretary. If Mr. Bergy ceases to serve as Interim Chief Financial Officer during 2013, his annualized base salary will be reduced to $264,000. The target bonus amount for Mr. Bergy relates to his service as Vice President, Corporate Secretary. In addition to the target bonus amount listed, Mr. Bergy will receive a bonus amount that is prorated for the time he serves as Interim Chief Financial Officer in 2013.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the foregoing Compensation Discussion and Analysis and, on the basis of such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:

Howard L. Lance, Chair

Howard E. Cox, Jr.

Roch Doliveux, DVM

Members of the Compensation Committee

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation awarded to, earned by or paid to each of the Company’s NEOs during each of the last three fiscal years or such shorter period since he became an NEO. The additional tables that follow the Summary Compensation Table are intended to be supporting presentations to the Summary Compensation Table. Most compensation elements in the supporting tables are aggregated and included in the Summary Compensation Table. You should refer to the section entitled “Compensation Discussion and Analysis” beginning on page 11 to help you understand the compensation practices and programs resulting in the compensation elements in these tables. A narrative description of the material factors necessary to understand the information in the Summary Compensation Table is provided following the table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Kevin A. Lobo	2012	585,417	79,971	5,928,655	1,792,267	465,421	376,423	9,228,154
President and Chief	2011	288,750	0	479,678	428,417	162,012	950,821	2,309,678
Executive Officer(1)
Dean H. Bergy	2012	320,667	97,031	120,048	97,041	59,636	38,073	732,496
Interim Chief Financial
Officer and Vice
President, Corporate
Secretary(2)
Ramesh Subrahmanian	2012	500,000	0	1,110,301	374,159	246,090	551,534	2,782,084
Group President,
International(3)
Timothy J. Scannell	2012	507,222	0	1,255,342	482,657	354,734	87,429	2,687,384
Group President,	2011	460,000	0	687,625	594,346	270,123	98,437	2,110,531
MedSurg and Spine	2010	435,000	0	0	1,090,480	295,180	61,568	1,882,228
Lonny J. Carpenter	2012	407,361	0	1,110,301	374,159	226,181	68,094	2,186,096
Group President,	2011	362,000	0	533,061	460,702	210,940	76,632	1,643,335
Global Quality and Operations
Curt R. Hartman	2012	708,333	0	2,193,134	699,835	565,451	1,747,768	5,914,521
Formerly Vice President	2011	500,000	0	719,624	621,952	327,620	99,943	2,269,139
and Chief Financial	2010	430,000	35,540	0	1,090,480	295,460	60,858	1,911,338
Officer(4)
Stephen P. MacMillan	2012	208,333	0	1,992,877	3,783,257	0	5,601,849	11,586,316
Formerly Chairman,	2011	1,250,000	0	3,598,000	3,109,846	1,166,631	418,379	9,542,856
President and Chief	2010	1,200,000	0	0	1,905,600	1,135,734	225,198	4,706,532
Executive Officer(5)

(1)	Mr. Lobo was appointed President and Chief Executive Officer on October 1, 2012. He had previously been Group President, Orthopaedics.

(2)	Mr. Bergy was appointed Interim Chief Financial Officer on October 1, 2012 in addition to his duties as Vice President, Corporate Secretary.

(3)

USD amounts in this proxy statement with respect to Mr. Subrahmanian have been calculated using calendar quarter 2012 average exchange rates of one USD equaling 1.3086 SGD (January to March), 1.2656 SGD (April to June), 1.2814 SGD (July to September) and 1.2286 SGD (October to December), respectively.

(4)

Mr. Hartman resigned as Vice President and Chief Financial Officer effective September 30, 2012. He ceased to be Interim Chief Executive Officer and continued to be employed as Advisor to the Chief Executive Officer through February 28, 2013. See “Transition Services and Separation Agreement with Mr. Hartman” beginning on page 41 for a discussion of certain payments made and to be made to him and the treatment of the stock awards previously granted to him.

(5)

On February 8, 2012, Mr. MacMillan resigned as Chairman, President and Chief Executive Officer. See “Resignation Agreement with Mr. MacMillan” on page 42 for a discussion of the payments made to him and the treatment of the stock awards previously granted to him.

Salary.    The Salary column represents the base salary paid to the NEO during the reported year. This column includes the portion of salary payments deferred into our 401(k) Plan and Supplemental Plan.

Bonus.    The Bonus column reflects discretionary cash payments. The discretionary payment to Mr. Lobo in 2012 reflects his performance and the Company’s performance after his promotion to President and Chief Executive Officer in October 2012. The discretionary payment to Mr. Bergy in 2012 is the amount agreed to for his service as Interim Chief Financial Officer. The discretionary payment to Mr. Hartman for 2010 reflects his efforts in connection with our acquisition of the Neurovascular division of Boston Scientific Corporation and the associated integration planning and the successful divestiture of our OP-1 product family. Payments under our individual NEO bonus plans pursuant to our Executive Bonus Plan are reflected in the Non-Equity Incentive Plan Compensation column and are discussed below under that heading.

Stock Awards.    The Stock Awards column represents the aggregate grant-date fair value of restricted stock units and performance stock units, calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification. The grant-date fair value of restricted stock units is determined based on the number of shares granted and the closing price of our Common Stock on the last market trading day before the grant date less anticipated dividends. The grant-date fair value of performance stock units is determined based on the target number of shares granted and the closing price of our Common Stock on the last market trading day before the grant date. The grant-date fair value for the 2012 performance stock unit awards, if earned at maximum levels, was $4,999,912, $999,962, $1,290,045, $999,962, and $1,350,077 for Mr. Lobo, Mr. Subrahmanian, Mr. Scannell, Mr. Carpenter and Mr. Hartman, respectively. The grant-date fair value for the 2011 performance stock unit awards, if earned at maximum levels, was $1,375,249, $1,066,123, $1,439,248 and $7,195,999 for Mr. Scannell, Mr. Carpenter, Mr. Hartman and Mr. MacMillan, respectively. For Mr. Hartman, the 2012 value also includes the aggregate incremental fair value of $907,776 related to modifications of his 2011 and 2012 performance stock unit awards as outlined in the terms of his Transition Services and Separation Agreement. For Mr. MacMillan, the 2012 value represents the incremental fair value of $1,992,877 related to the modification of his 2011 performance stock unit award as outlined in the terms of his Resignation Agreement.

Option Awards.    The Option Awards column represents the aggregate grant-date fair value of stock option awards calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification. Stock option values are derived using the Black-Scholes option pricing model assumptions that are discussed under the heading “Grant-Date Fair Value of Stock and Option Awards” on page 33. For Mr. Hartman, the 2012 value also includes the aggregate incremental fair value of $194,716 related to the modification of outstanding stock options related to his resignation. For Mr. MacMillan, the 2012 value represents the aggregate incremental fair value of $3,783,257 related to the modification of outstanding vested stock options as outlined in the terms of his Resignation Agreement.

Non-Equity Incentive Plan Compensation.    The Non-Equity Incentive Plan Compensation column reflects the non-discretionary bonus plan amounts earned by the NEOs during the reported year and paid in February of the following year under our Executive Bonus Plan. This column also includes any portion of such payments that each NEO deferred into the 401(k) Plan and Supplemental Plan.

All Other Compensation.    The All Other Compensation column includes the following items for 2012:

•	Stryker 401(k) Plan and Supplemental Plan matching contributions and discretionary contributions made in March 2013 pertaining to the 2012 Plan year, in amounts of $81,437, $38,023, $66,195, $85,508,

$61,830 and $113,955 for Mr. Lobo, Mr. Bergy, Mr. Subrahmanian, Mr. Scannell, Mr. Carpenter and Mr. Hartman, respectively.

•	All perquisites and personal benefits received by each NEO even though the amounts for any NEO could have been excluded under the SEC disclosure rules if the total was less than $10,000.

•

In Mr. Lobo’s case, the perquisites and personal benefits include costs associated with an executive physical examination. Mr. Lobo also received tax gross-up payments totaling $292,905 relating to a “true-up” calculation of the taxes he paid in connection with a portion of his 2011 relocation expenses (see description under “Perquisites” beginning on page 24).

•

In Mr. Subrahmanian’s case, the perquisites and personal benefits, excluding tax gross-up payments on several of the perquisites (see discussion below), consist of supplemental life and disability insurance premiums ($2,616), Company-provided automobile and related expenses ($82,794), club memberships, a cost of living allowance to maintain an equivalent level of purchasing power in Singapore relative to the United States, certain basic housing allowances — rent, fees, and utilities ($169,490), education allowances for his children ($58,859), payment of the travel expenses associated with home leave, tax preparation services related to his expatriate assignment and payments to the Singapore government pension program ($4,202). Additionally, we paid certain taxes to the Singapore and U.S. tax authorities on behalf of Mr. Subrahmanian in connection with his expatriate assignment ($77,230). Mr. Subrahmanian also received tax gross-up payments totaling $11,180 related to his expatriate-related perquisites.

•	In Mr. Scannell’s case, the perquisites and personal benefits include costs associated with an executive physical examination.

•

In Mr. Carpenter’s case, the perquisites and personal benefits include costs associated with an executive physical examination and the aggregate incremental cost for usage of Company aircraft to travel to and from that examination. The incremental cost is based on the average variable operating cost, which includes the cost of fuel, aircraft maintenance, engine reserves, crew travel, landing fees, ramp fees and other miscellaneous variable costs. Because the Company’s corporate aircraft is used primarily for business travel, we excluded from this calculation pilot salaries, insurance, depreciation and other fixed costs that do not change based on usage. The benefit to Mr. Carpenter associated with personal use of Company aircraft was imputed as 2012 income for tax purposes at Standard Industry Fare Level rates and he paid the associated taxes.

•

In Mr. Hartman’s case, the All Other Compensation value also includes a separation payment of $1,500,000, which was accrued in 2012 but is payable over a period of one year following Mr. Hartman’s termination of employment with the Company at the end of February 2013 and a bonus payment of $125,000 for his service in 2013 that was accrued in 2012 but is payable on or before April 29, 2013, both as outlined in the terms of his Transition Services and Separation Agreement, and attorney fees associated with the negotiation of that agreement.

•

In Mr. MacMillan’s case, the perquisites and personal benefits include the aggregate incremental cost, calculated and imputed as income as summarized above with respect to Mr. Carpenter, for one instance of personal use of our corporate aircraft in 2012. The All Other Compensation value also includes a payment of $5,500,000 that Mr. MacMillan received in 2012 as outlined in the terms of his Resignation Agreement, the cost of premiums related to medical, dental and vision insurance coverage continuation provided by the Company, attorney fees associated with the negotiation of the Resignation Agreement and a payment of $72,115 related to his accrued, but unused vacation following his termination of employment with the Company.

The Compensation Committee has directed that the Company avoid the use of tax gross-ups on perquisites and personal benefits for NEOs except in isolated cases where particular circumstances warrant. The tax gross-ups provided to NEOs in 2012 were in connection with a portion of Mr. Lobo’s relocation expenses and items related to Mr. Subrahmanian’s expatriate assignment.

Primary Compensation Elements.    The following table indicates the percentages of our three primary compensation elements of salary, actual bonus and stock awards (excluding Mr. Hartman’s stock awards that were modified) consisting of performance stock units, restricted stock units and stock options, in relation to the total of such elements for each NEO other than Mr. MacMillan for 2012:

Name	Salary (%)	Bonus Plan Payment (%)	Performance Stock Units Grant-Date Value (%)(1)	Restricted Stock Units Grant-Date Value (%)(1)	Stock Option Grant- Date Value using Black- Scholes (%)(1)
Kevin A. Lobo	7	6	28	39	20
Dean H. Bergy	46	23	0	17	14
Ramesh Subrahmanian	23	11	22	27	17
Timothy J. Scannell	19	14	25	23	19
Lonny J. Carpenter	19	11	23	29	18
Curt R. Hartman	23	18	22	20	17

(1)

Uses aggregate grant-date fair value in accordance with the Compensation — Stock Compensation Topic of the FASB Codification for 2012 awards of performance stock units, restricted stock units and stock option grants. See “Grant-Date Fair Value of Stock and Option Awards” on page 33.

2012 Grants of Plan-Based Awards

The table below sets forth additional information regarding the range of annual bonus plan payout potential for 2012, the range of payout potential for performance stock unit awards granted in 2012, the restricted stock units and stock options granted to the NEOs in 2012 that are disclosed in the Summary Compensation Table and the incremental fair value associated with modifications to previously granted stock options and performance stock units per the terms of the Transition Services and Separation Agreement with Mr. Hartman and Resignation Agreement with Mr. MacMillan.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Closing Market Price on Grant Date ($/sh)	Grant- Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin A. Lobo	2-21-12	45,000	225,000	337,500	4,664	9,328	18,656	12,000	27,985	53.60	53.33	1,484,460
	10-1-12	65,000	325,000	487,500	17,966	35,932	71,864	53,899	107,795	55.66	54.90	6,236,462
Dean H. Bergy	11-1-12	4,809	76,950	76,950	—	—	—	2,439	7,315	52.60	53.07	217,089
Ramesh Subrahmanian	2-21-12	65,000	325,000	487,500	4,664	9,328	18,656	12,000	27,985	53.60	53.33	1,484,460
Timothy J. Scannell	2-21-12	75,000	375,000	562,500	6,017	12,034	24,068	12,000	36,100	53.60	53.33	1,737,999
Lonny J. Carpenter	2-21-12	60,000	300,000	450,000	4,664	9,328	18,656	12,000	27,985	53.60	53.33	1,484,460
Curt R. Hartman	2-21-12	150,000	750,000	1,125,000	6,297	12,594	25,188	12,000	37,780	53.60	53.33	1,790,477

Modified Equity Incentive Plan and Option Awards in 2012
Curt R. Hartman	10-15-12	—	—	—	6,027	12,054	24,108	—	—	—	—	649,809
	10-15-12	—	—	—	6,297	12,594	25,188	—	—	—	—	257,968
	10-15-12	—	—	—	—	—	—	—	48,000	38.83	52.30	0
	10-15-12	—	—	—	—	—	—	—	42,000	45.21	52.30	0
	10-15-12	—	—	—	—	—	—	—	44,000	48.27	52.30	0
	10-15-12	—	—	—	—	—	—	—	50,000	46.85	52.30	0
	10-15-12	—	—	—	—	—	—	—	45,000	62.65	52.30	0
	10-15-12	—	—	—	—	—	—	—	44,000	67.80	52.30	0
	10-15-12	—	—	—	—	—	—	—	68,000	42.00	52.30	159,346
	10-15-12	—	—	—	—	—	—	—	41,202	53.09	52.30	28,106
	10-15-12	—	—	—	—	—	—	—	14,464	59.70	52.30	436
	10-15-12	—	—	—	—	—	—	—	7,556	53.60	52.30	13,880
Stephen P. MacMillan	2-21-12	—	—	—	30,134	60,268	120,536	—	—	—	—	1,992,877
	2-21-12	—	—	—	—	—	—	—	200,000	38.83	53.33	0
	2-21-12	—	—	—	—	—	—	—	100,000	45.21	53.33	301,167
	2-21-12	—	—	—	—	—	—	—	150,000	48.27	53.33	677,975
	2-21-12	—	—	—	—	—	—	—	575,000	46.85	53.33	2,212,229
	2-21-12	—	—	—	—	—	—	—	90,000	42.00	53.33	125,897
	2-21-12	—	—	—	—	—	—	—	48,000	53.09	53.33	285,515
	2-21-12	—	—	—	—	—	—	—	36,161	59.70	53.33	190,146

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards.    Amounts in these columns represent the possible range (threshold to target to maximum) of cash payments possible under the 2012 individual bonus plans for the NEOs. Bonus payments would have been zero if performance had been below threshold. The “Summary Compensation Table” on page 28 shows the actual non-equity incentive plan payments received for 2012.

Estimated Possible Payouts Under Equity Incentive Plan Awards.    Amounts in these columns represent the possible range (threshold to target to maximum) of performance stock units, which will be settled in shares of Common Stock, that would be earned based on the achievement of pre-established goals for the 2012 to 2014 performance period. The number of performance stock units earned could be zero if performance is below threshold. The amounts associated with the award modifications for Mr. Hartman will continue to be earned on a prorated basis based on the achievement of pre-established goals for the 2011 to 2013 and 2012 to 2014 performance periods. The amounts associated with the award modification for Mr. MacMillan will continue to be earned on a prorated basis based on the achievement of pre-established goals for the 2011 to 2013 performance period. See “Transition Services and Separation Agreement with Mr. Hartman” beginning on page 41 and “Resignation Agreement with Mr. MacMillan” on page 42.

All Other Stock Awards: Number of Shares of Stock or Units, All Other Option Awards: Number of Securities Underlying Options, Exercise or Base Price of Option Awards and Closing Market Price on the Date of Grant.    The awards of restricted stock units and stock option grants are shown in number of shares. The exercise price of all option awards is the closing market price of our Common Stock on the last trading day before the grant date in accordance with the terms of our equity-based compensation plans. The exercise price for all of the option awards that were modified per the terms of the Transition Services and Separation Agreement with Mr. Hartman and Resignation Agreement with Mr. MacMillan was not changed from the terms of the original awards.

Grant-Date Fair Value of Stock and Option Awards.    This column represents the aggregate grant-date fair value of each stock option, restricted stock unit and performance stock unit granted in 2012, calculated in accordance with the provisions of the Compensation — Stock Compensation Topic of the FASB Codification, and does not allocate the expense to each vesting period. The values associated with the stock award modifications for Mr. Hartman and Mr. MacMillan represent the incremental fair value of the stock option and performance stock units that were modified in 2012. The incremental fair value of Mr. Hartman’s stock option awards with exercise prices of $38.83, $45.21, $48.27, $46.85 and $62.65 was $0 for each of those awards. For purposes of this table, if a stock option had a negative incremental fair value as a result of modification, a $0 value is displayed. For Mr. Hartman, this applies to the stock option award with an exercise price of $67.80. The actual incremental fair value for that award modification was ($7,052). For Mr. MacMillan, this applies to the stock option award with an exercise price of $38.83. The actual incremental fair value for that award modification was ($9,672). The performance stock unit awards that were granted in February 2012, if earned based on achievement of the pre-established goals, vest 100% on March 21, 2015. The restricted stock units granted to the NEOs in February 2012 vest 25% upon March 21, 2013, 25% upon March 21, 2014 and 50% on March 21, 2015. The restricted stock units granted to Mr. Lobo in October 2012 vest 100% upon the third anniversary of grant, October 1, 2015. The restricted stock units granted to Mr. Bergy in November 2012 vest one-third upon February 21, 2013, one-third upon February 21, 2014 and one-third upon February 21, 2015. The restricted stock units granted to Mr. Hartman were forfeited as a result of his resignation prior to the vesting date. The actual value an NEO realizes from the awards of restricted stock units or performance stock units will depend on the price of our Common Stock on the date of vesting and, in the case of performance stock units, the number of shares earned.

The stock option values throughout this proxy statement, unless otherwise noted, have been calculated using the Black-Scholes option pricing model and the assumptions for each year as set forth in the following table:

Black-Scholes Model Assumptions(1)(2)(3)(4)(5)	2012	2011	2010
Risk-free interest rate	1.35%	2.92%	3.05%
Expected dividend yield	1.54%	1.39%	1.41%
Expected stock price volatility	27.6%	26.9%	28.6%
Expected option life	7.1 years	6.9 years	6.8 years

(1)

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. Expected stock price volatility is based on historical volatility of the Company’s stock. The expected option life, representing the period of time that options are expected to be outstanding, is based on historical option exercise and employee termination data.

(2)

The Black-Scholes assumptions associated with Mr. Lobo’s October 1, 2012 grant are a risk-free interest rate of 0.97%, expected dividend yield of 1.54%, expected stock price volatility of 27.5% and expected option life of 7.1 years.

(3)

The Black-Scholes assumptions associated with Mr. Bergy’s November 1, 2012 grant are a risk-free interest rate of 1.08%, expected dividend yield of 1.54%, expected stock price volatility of 27.6% and expected option life of 7.1 years.

(4)

The Black-Scholes assumptions associated with Mr. Hartman’s October 15, 2012 stock option award modifications are a risk-free interest rate of 0.13%, expected dividend yield of 1.61%, expected stock price volatility of 18.3% and expected option life of 0.5 years.

(5)

The Black-Scholes assumptions associated with Mr. MacMillan’s February 21, 2012 stock option award modifications are a risk-free interest rate of 0.30%, expected dividend yield of 1.54%, expected stock price volatility of 26.3% and expected option life of 2.0 years, except that the assumptions associated with the modification to the October 14, 2003 option award are a risk-free interest rate of 0.39%, expected dividend yield of 1.54%, expected stock price volatility of 27.2% and expected option life of 1.6 years.

Stock option awards have a 10-year term and generally become exercisable as to 20% of the underlying shares on each of the first five anniversary dates of the date of grant. The actual value an NEO realizes from the stock option grants will depend on the difference between the market price of the underlying shares at exercise and the exercise price of the option established at the time of grant.

Outstanding Equity Awards at 2012 Fiscal Year-End

This table sets forth information as to unexercised options, unvested restricted stock units and unvested performance stock units held by the NEOs at December 31, 2012 (dollar values, except option exercise price, are based on the closing price as reported by the NYSE Composite Transactions on December 31, 2012):

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Kevin A. Lobo	4-26-11	5,171	20,684	58.02	4-25-21	8,618	472,439	—	—
	2-21-12	0	27,985	53.60	2-20-22	12,000	657,840	18,656	1,022,722
	10-01-12	0	107,795	55.66	9-30-22	53,899	2,954,743	71,864	3,939,584
Dean H. Bergy	2-07-06	35,000	0	46.85	2-06-16	—	—	—	—
	2-14-07	55,000	0	62.65	2-13-17	—	—	—	—
	2-12-08	42,240	10,560	67.80	2-11-18	—	—	—	—
	11-01-12	0	7,315	52.60	10-31-22	2,439	133,706	—	—
Ramesh Subrahmanian	9-27-11	6,347	25,388	47.27	9-26-21	10,578	579,886
	2-21-12	0	27,985	53.60	2-20-22	12,000	657,840	18,656	1,022,722
Timothy J. Scannell	10-14-03	40,000	0	38.83	10-13-13	—	—	—	—
	3-05-04	36,000	0	45.21	3-04-14	—	—	—	—
	4-22-05	40,000	0	48.27	4-21-15	—	—	—	—
	2-07-06	50,000	0	46.85	2-06-16	—	—	—	—
	2-14-07	47,000	0	62.65	2-13-17	—	—	—	—
	2-12-08	38,720	9,680	67.80	2-11-18	—	—	—	—
	2-10-09	51,000	34,000	42.00	2-09-19	—	—	—	—
	2-23-10	27,468	41,202	53.09	2-22-20	—	—	—	—
	2-09-11	6,911	27,644	59.70	2-08-21	—	—	23,036	1,262,834
	2-21-12	0	36,100	53.60	2-20-22	12,000	657,840	24,068	1,319,408
Lonny J. Carpenter	10-14-03	16,000	0	38.83	10-13-13	—	—	—	—
	3-05-04	14,000	0	45.21	3-04-14	—	—	—	—
	4-22-05	15,000	0	48.27	4-21-15	—	—	—	—
	2-07-06	16,500	0	46.85	2-06-16	—	—	—	—
	2-14-07	18,000	0	62.65	2-13-17	—	—	—	—
	2-12-08	17,600	4,400	67.80	2-11-18	—	—	—	—
	2-10-09	33,750	22,500	42.00	2-09-19	—	—	—	—
	2-23-10	18,174	27,261	53.09	2-22-20	—	—	—	—
	2-09-11	5,357	21,428	59.70	2-08-21	—	—	17,858	978,976
	2-21-12	0	27,985	53.60	2-20-22	12,000	657,840	18,656	1,022,722
Curt R. Hartman(4)	2-14-07	45,000	0	62.65	2-13-17	—	—	—	—
	2-12-08	35,200	8,800	67.80	2-11-18	—	—	—	—
	2-10-09	0	34,000	42.00	2-09-19	—	—	—	—
	2-23-10	27,468	41,202	53.09	2-22-20	—	—	—	—
	2-09-11	7,232	28,928	59.70	2-08-21	—	—	24,108	1,321,601
	2-21-12	0	37,780	53.60	2-20-22	12,000	657,840	25,188	1,380,806
Stephen P. MacMillan(5)	10-14-03	200,000	0	38.83	10-13-13	—	—	—	—
	3-05-04	100,000	0	45.21	2-28-14	—	—	—	—
	4-22-05	150,000	0	48.27	2-28-14	—	—	—	—
	2-07-06	60,000	0	46.85	2-28-14	—	—	—	—
	2-23-10	48,000	0	53.09	2-28-14	—	—	—	—
	2-09-11	36,161	0	59.70	2-28-14	—	—	120,536	6,607,784

(1)

All stock option awards vest as to 20% of the shares on each of the first five anniversary dates of the date of grant, except for Mr. MacMillan’s 2006 grant, which was to have vested and become exercisable in eight equal annual installments of 100,000 of the underlying shares beginning on February 7, 2007, with the balance to have vested on February 7, 2015. See “Resignation Agreement with Mr. MacMillan” on page 42.

(2)	The following table presents information related to the vesting of restricted stock units that were outstanding as of December 31, 2012 for each of the NEOs:

Name	Grant Date	# of Restricted Stock Units	Vesting
Kevin A. Lobo	4-26-11	8,618	100% on 4-26-14
	2-21-12	12,000	25% on 3-21-13, 25% on 3-21-14 and 50% on 3-21-15
	10-1-12	53,899	100% on 10-1-15
Dean H. Bergy	11-1-12	2,439	One third on 2-21-13, one third on 2-21-14 and one third on 2-21-15
Ramesh Subrahmanian	9-27-11	10,578	100% on 9-27-14
	2-21-12	12,000	25% on 3-21-13, 25% on 3-21-14 and 50% on 3-21-15
Timothy J. Scannell	2-21-12	12,000	25% on 3-21-13, 25% on 3-21-14 and 50% on 3-21-15
Lonny J. Carpenter	2-21-12	12,000	25% on 3-21-13, 25% on 3-21-14 and 50% on 3-21-15
Curt R. Hartman	2-21-12	12,000	25% on 3-21-13, 25% on 3-21-14 and 50% on 3-21-15

(3)

The following table presents information related to the vesting of performance stock units that were outstanding as of December 31, 2012. The 2011 and 2012 performance stock unit awards are earned based on the achievement of pre-established goals and the numbers shown represent the maximum number of units that can be earned, excluding dividend equivalents.

Name	Grant Date	# of Performance Stock Units	Vesting of Earned Units
Kevin A. Lobo	2-21-12	18,656	100% on 3-21-15
	10-1-12	71,864	100% on 3-21-15
Ramesh Subrahmanian	2-21-12	18,656	100% on 3-21-15
Timothy J. Scannell	2-9-11	23,036	100% on 3-21-14
	2-21-12	24,068	100% on 3-21-15
Lonny J. Carpenter	2-9-11	17,858	100% on 3-21-14
	2-21-12	18,656	100% on 3-21-15
Curt R. Hartman	2-9-11	24,108	100% on 3-21-14
	2-21-12	25,188	100% on 3-21-15
Stephen P. MacMillan	2-9-11	120,536	100% on 3-21-14

(4)

See “Transition Services and Separation Agreement with Mr. Hartman” beginning on page 41 for a discussion of the treatment of the stock options and performance stock units granted to Mr. Hartman. As Mr. Hartman’s employment with the Company terminated on February 28, 2013, he has until March 30, 2013 to exercise his vested stock options. The expiration dates listed in the table, which were as of December 31, 2012, are no longer applicable.

(5)	See “Resignation Agreement with Mr. MacMillan” on page 42 for a discussion of the treatment of the stock options and performance stock units granted to Mr. MacMillan.

2012 Option Exercises and Stock Vested

The table below includes information related to options exercised by and restricted stock units vested in respect of each of the NEOs. The table also includes the value realized for such options and restricted stock units.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Kevin A. Lobo	—	—	—	—
Dean H. Bergy	—	—	—	—
Ramesh Subrahmanian	—	—	—	—
Timothy J. Scannell	—	—	7,500	404,700
Lonny J. Carpenter	—	—	7,500	404,700
Curt R. Hartman	250,000	3,148,460	7,500	404,700
Stephen P. MacMillan	610,000	4,181,850	—	—

(1)	Represents the difference between the market price of the underlying shares at exercise and the exercise price of the option established at the time of grant.
(2)	Represents the market price of the underlying shares on the date of vesting (February 10, 2012).

Equity Plans and Equity-Based Compensation Award Granting Policy

We have adopted a granting policy covering all stock awards, both off-cycle (including hire-on) and ongoing annual grants. Under the policy, stock awards are granted by the Compensation Committee and, for awards to the Chief Executive Officer, are submitted for approval to the independent directors of the Board. Non-employee director grants are made by the full Board. The Compensation Committee has delegated to the Chief Executive Officer the authority to make “off-cycle grants” to new employees as a result of the acquisition of another company, in situations where we are seeking to attract a senior level hire or recognize an employee for significant achievements or in other special circumstances. In 2012, we made off-cycle grants to new hires, including those who became employees as a result of an acquisition and to select employees to create a retention incentive. Annual limits for off-cycle grants are defined both per individual employee (20,000 stock options and, for awards other than options, 10,000 shares under our 2006 Long-Term Incentive Plan and 6,993 shares under our 2011 Long-Term Incentive Plan) and in the aggregate (300,000 stock options, and for awards other than options, 150,000 shares under our 2006 Plan and 104,895 shares under our 2011 Plan).

The fair market value of Stryker stock used to establish the exercise price of all options will be the closing sales price per share as reported on the NYSE Composite Transactions for the last trading day prior to the grant date. No stock grant will be backdated and the timing of the public release of material information or the grant of any stock award will not be established with the intent of unduly benefiting a grantee under a stock award. Each annual grant and off-cycle grant of equity-based compensation will be awarded on a pre-determined date as follows:

•

The annual grant of stock awards will generally be made on the date of the February meeting of the Board of Directors. Any change in the annual grant date must be made with the prior approval of the Board.

•

Off-cycle awards may be granted by the Chief Executive Officer, pursuant to delegated authority from the Compensation Committee, on the first business day of May, August or November following the date of hire or the determination that an award is warranted in other circumstances. Off-cycle awards must be reported to the Compensation Committee and the Board of Directors at their next regular meetings.

Where permissible by law, we require U.S. employees who receive stock awards to sign a version of the Company’s confidentiality, non-competition and non-solicitation agreement. Effective for stock awards made during and after 2006, we have included clawback provisions in the terms and conditions of our stock awards that are applicable in the event of a violation of the non-compete agreement to which each of our NEOs has agreed. In February 2012, Mr. MacMillan agreed to customary restrictive covenants, including that he not disclose confidential information and that, for a period of two years following his Separation Date, he will not compete with the Company or its affiliates or solicit their business, customers, suppliers or employees, subject to certain exceptions. In the event of a final non-appealable judicial determination that he has materially breached the restrictive covenants, Mr. MacMillan would be required to repay to the Company the $5,500,000 payment made to him pursuant to his Resignation Agreement as well as the portion of any gain realized from the exercise of any stock option that is attributable to an increase in the value of the Common Stock occurring more than 30 days after the Separation Date and the proceeds realized upon vesting of any performance stock units or, if such determination occurs prior to the vesting date in 2014, the performance stock units would be forfeited. Any unexercised options at the determination date would also be forfeited. Similarly, Mr. Hartman would be required to repay his $1,500,000 separation payment in the event that it is determined that he has breached the customary restrictive covenants to which he is subject.

Pension Benefits

None of our NEOs participates in any defined benefit plan sponsored by the Company.

2012 Nonqualified Deferred Compensation

We provide the Stryker Corporation 401(k) Plan, a qualified defined contribution plan that is available to all eligible U.S. employees, and the Stryker Corporation Supplemental Plan, a nonqualified supplemental defined contribution plan in which select U.S.-based executives may participate. Under the 401(k) Plan, we match fifty cents per dollar of the first 8% of compensation contributed by the employee up to the Internal Revenue Code limits ($17,000 annual deferral and $250,000 compensation in 2012). The Supplemental Plan provides benefits comparable to the 401(k) Plan after Internal Revenue Code limits have been reached. Participants may contribute up to 75% of total eligible compensation (salary and bonus for the NEOs) under the 401(k) Plan and Supplemental Plan. In addition to the Company match, a discretionary Company contribution may be made to the 401(k) Plan and Supplemental Plan each year. For 2012, a discretionary contribution of 7% of eligible compensation for all employees eligible under the 401(k) Plan and Supplemental Plan, including Mr. Lobo, Mr. Bergy, Mr. Subrahmanian, Mr. Scannell, Mr. Carpenter and Mr. Hartman, was paid in March of 2013. The following table shows information about NEO participation in our Supplemental Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Kevin A. Lobo	41,233	55,437	(2,248)	0	94,422
Dean H. Bergy	156,583	12,023	344,765	0	2,878,515
Ramesh Subrahmanian	62,500	40,195	(141)	0	102,554
Timothy J. Scannell	60,735	59,508	223,744	0	1,179,895
Lonny J. Carpenter	14,598	35,830	49,923	0	198,169
Curt R. Hartman	128,033	87,955	248,536	0	1,503,837
Stephen P. MacMillan	123,541	0	595,780	1,752,782	1,884,159

(1)	These amounts, contributed in March 2013 but earned for 2012, are included in the “All Other Compensation” column of the “Summary Compensation Table” on page 28.

(2)

Aggregate balance consists of employee and Company contributions and investment earnings. The 2012 year-end balance includes registrant contributions made in March 2013 that were earned in 2012. The following amounts of the reported aggregate balance were compensation for 2011 or 2010 and are included in the “All Other Compensation” column for those years for the NEOs other than Mr. Bergy and Mr. Subrahmanian, whose compensation prior to 2012 is not required to be disclosed:

Name	Registrant Contributions in 2011 ($)	Registrant Contributions in 2010 ($)
Kevin A. Lobo	0	—
Timothy J. Scannell	57,670	36,168
Lonny J. Carpenter	34,104	—
Curt R. Hartman	65,900	35,458
Stephen P. MacMillan	263,431	166,000

Matching and discretionary contributions to our 401(k) Plan and Supplemental Plan vest based on the total service years of the participant, as follows: 20% with two years of service; 40% with three; 60% with four; and 100% with five years of service.

Earnings on all amounts in the Supplemental Plan are based on the returns of the investment choices made by the individual. The selected funds and individual allocation may be changed by the participant at any time. NEOs’ investment alternatives in the Supplemental Plan are identical to the investment alternatives of all eligible employees under the 401(k) Plan, except that the Supplemental Plan does not allow investment in the Stryker Stock Fund (our matching contribution under the 401(k) Plan on the first 4% of compensation is invested in the Stryker Stock Fund) or life-cycle funds. The investment alternatives are regularly reviewed and periodically change. As of December 31, 2012, participants could choose among several different investment types, including domestic and international equity, fixed income, short-term investment and balanced fund investments. No guaranteed interest rates or returns are provided on investments in the 401(k) Plan and Supplemental Plan.

Benefits from the Supplemental Plan may be paid as a lump sum or in installments, or a combination thereof, based on the individual’s payment election. Supplemental Plan benefits payable to NEOs for amounts subject to Internal Revenue Code Section 409A (generally amounts that were earned and vested after 2004) will not be paid earlier than six months from termination of employment if termination was for any reason other than death. In the case of death, payments will be made within 60 days if the participant elected the lump sum payment alternative.

Potential Payments upon Termination

Potential Severance Payments to NEOs Upon Termination:    We have no employment or severance agreement in place with any currently employed NEO. We have in the past paid, and are likely in the future to pay, severance to NEOs based on the specific facts and circumstances, as we did in the case of the separation agreements for Mr. MacMillan and Mr. Hartman. See “Executive Compensation — Resignation Agreement with Mr. MacMillan” on page 42 and “Executive Compensation — Transition Services and Separation Agreement with Mr. Hartman” beginning on page 41. Mr. Lobo, Mr. Bergy, Mr. Subrahmanian, Mr. Scannell and Mr. Carpenter have agreed to Stryker’s confidentiality, non-competition and non-solicitation agreement that provides for potential monthly payments to compensate the individual for not competing in circumstances following termination if the individual is unable to be re-employed without competing, demonstrates efforts to find work that does not violate the non-compete provisions and meets certain other requirements and Stryker does not elect to waive enforcement of the non-competition provisions of the agreement. The non-competition provisions of the agreement are effective for 12 months following termination of employment and if Stryker is required to make payments, the agreement requires monthly payment of 1/12th of the total salary and incentive bonus (exclusive of benefits, stock awards, and any indirect or deferred compensation) paid in the 12 months preceding termination of employment, less any compensation the individual has received or has the right to receive from Stryker or any other source during the 12 months following termination, including severance payments. The Company could be required to pay Mr. Lobo, Mr. Bergy, Mr. Subrahmanian, Mr. Scannell and Mr. Carpenter amounts totaling $1,545,392, $674,167, $746,090, $894,734 and $666,181, respectively, if we elected to enforce the non-compete provisions and they satisfied the other requirements. The amounts set forth for them assume 2012 salary and bonus levels, a December 31, 2012 termination date and no reduction in payment due to severance payments or other sources of compensation, including amounts received as a result of employment by a non-competitor. Actual future amounts to be paid would vary from the figures above based on factors including termination date, termination event and circumstances, compensation rates at the time, severance payments, the Company’s decision whether to enforce the non-compete, compensation paid by future employers and other factors and assumptions.

Stock options granted since February 7, 2006 and awards of restricted stock units and performance stock units have the following treatment at various terminating events:

Reason for Employment Termination:	Vested Options Exercisable:	Unvested Options or Units Are:
Death or Disability	For one year from termination	Options and restricted stock units are 100% vested and options remain exercisable for one year. Performance stock units have prorated vesting through the termination date and are earned based on the performance through the most recently completed year
Retirement(1)	Until original expiration date	Options are 100% vested and exercisable until original expiration date. Unvested restricted stock units and performance stock units are forfeited upon retirement
Other Reasons	For 30 days from termination	Forfeited(2)

(1)

Retirement is defined for purposes of our stock plans as termination at or after age 65, or age 60 if the individual has been employed by us for at least 10 years. As of December 31, 2012, none of the NEOs met the age and service requirements for retirement as defined in the stock plans.

(2)

The estimated value of unvested options, restricted stock units and performance stock units that would have been forfeited by each NEO if his employment had terminated as of December 31, 2012 are the same as the values shown in the table in the following section “Potential Payments Upon Certain Corporate Transactions.”

The timing of payment of certain amounts, for example the Supplemental Plan payments, is structured to comply with Internal Revenue Code Section 409A, which generally requires payments (other than grandfathered payments) to our NEOs to be made no earlier than six months following termination.

The Company does not pay for any form of post-retirement healthcare benefits for our NEOs or any other employee.

Potential Payments upon Certain Corporate Transactions:    Our 1998 Stock Option Plan does not specifically provide for acceleration of vesting in the event of a change-in-control, although the Board could decide to do so. Our 2006 and 2011 Long-Term Incentive Plans expressly permit the Compensation Committee at its sole discretion to accelerate vesting and take other actions on awards that it deems appropriate following a change-in-control.

As of December 31, 2012, each NEO held the number of unvested stock options, as well as unvested restricted stock units and performance stock units set forth opposite his name below that, at the discretion of the Board of Directors, could be vested upon the occurrence of a significant corporate transaction such as a merger or other business combination. The unrealized values of the unvested options and units are based on the closing price as reported by the NYSE Composite Transactions on December 31, 2012.

			Restricted Stock Units		Performance Stock Units
Name	Number of Shares Underlying Unvested Options (#)	Unrealized Value of Unvested Options ($)	Number of Shares Underlying Unvested Units (#)	Unrealized Value of Unvested Units ($)	Number of Shares Underlying Unvested Units (#)(1)	Unrealized Value of Unvested Units ($)
Kevin A. Lobo	156,464	34,142	74,517	4,085,022	90,520	4,962,306
Dean H. Bergy	17,875	16,239	2,439	133,706	0	0
Ramesh Subrahmanian	53,373	225,821	22,578	1,237,726	18,656	1,022,722
Timothy J. Scannell	148,626	551,201	12,000	657,840	47,104	2,582,241
Lonny J. Carpenter	103,574	369,753	12,000	657,840	36,514	2,001,697
Curt R. Hartman	150,710	553,251	12,000	657,840	49,296	2,702,407
Stephen P. MacMillan	0	0	0	0	120,536	6,607,784

(1)	Represents the maximum number of performance stock units that could be earned, excluding dividend equivalents, relating to the 2011 and 2012 grants of performance stock units.

Transition Services and Separation Agreement with Mr. Hartman

As stated previously, Mr. Hartman resigned as Vice President and Chief Financial Officer of the Company effective September 30, 2012, which was also the date he ceased being Interim Chief Executive Officer. Mr. Hartman entered into a Transition Services and Separation Agreement with the Company pursuant to which he remained as an employee of the Company through February 28, 2013 to assure a smooth transition. During this period, he continued to receive base salary at the annual rate of $750,000. The bonus plan amount earned by Mr. Hartman under our Executive Bonus Plan for 2012 and paid in February 2013 was based on a target bonus of 100% of that annual base salary rate. The actual bonus amount was determined by applying the bonus objectives established for Mr. Hartman at the beginning of the year but assuming that the individual qualitative objectives have been satisfied. For his transition services during the first two months of 2013, Mr. Hartman will receive, on or before April 29, 2013, a bonus equal to $125,000, which is one-sixth of his 2012 target bonus.

Following termination of his employment with the Company, Mr. Hartman is receiving a separation payment, payable over 12 months, of $1,500,000, which is the sum of his final effective annual base salary and his 2012 target bonus. The Company is providing Mr. Hartman continued medical benefits coverage at no cost during his eligibility for COBRA continuation coverage and will pay him the cash equivalent of COBRA coverage for an additional six months following the lapse of his COBRA eligibility. The medical benefits continuation and/or the additional cash payments will terminate sooner upon his becoming eligible for coverage under another employer’s plan. The Company also paid for the attorney fees incurred in connection with the negotiation of the Transition Services and Separation Agreement.

Additionally, Mr. Hartman will have the opportunity to become vested, on a prorated basis based on his service through February 28, 2013, in performance stock units covering an aggregate of 24,648 shares at target levels of performance that were granted in 2011 and 2012 and have three-year performance periods. The performance stock units will remain outstanding until the vesting dates of March 21, 2014 and 2015, at which time Mr. Hartman will become vested in the pro-rata portion of units based on the number of days in the applicable performance period worked as a percentage of the total number of days in the performance period and the extent to which the applicable performance criteria are achieved at the end of the applicable performance periods. Mr. Hartman’s stock option holdings continued to remain outstanding until February 28, 2013, after which he had 30 days to exercise any vested options. Any options not exercised within the 30 days following February 28, 2013 are forfeited. The treatment of Mr. Hartman’s outstanding stock options was deemed to be a modification to the terms of the original awards for financial accounting purposes and the Company recognized the incremental fair value of the modifications for such purposes.

Pursuant to the Transition Services and Separation Agreement, Mr. Hartman agreed that the non-competition covenants that were effective at September 30, 2012 will apply for a period of 12 months, and his currently effective non-solicitation covenants will apply for a period of 18 months (rather than 12 months), in each case following his separation from employment with the Company at February 28, 2013. In the event that he has breached the restrictive covenants, Mr. Hartman would be required to repay to the Company the $1,500,000 separation payment. Mr. Hartman released the Company and its affiliates from, and provided a complete waiver of, any and all claims that he or his representatives had, have or may have against them. The Company released Mr. Hartman from, and provided a complete waiver of, any and all claims that the Company or its affiliates had, have or may have against him, except for any claim that he committed a crime or engaged in fraud or willful misconduct.

Resignation Agreement with Mr. MacMillan

As stated previously, Mr. MacMillan resigned as Chairman, President and Chief Executive Officer of the Company effective February 8, 2012. He remained an employee until February 29, 2012 (the “Separation Date”).

Pursuant to a Resignation Agreement and General Release entered into between Stryker and Mr. MacMillan, he received a payment of $5,500,000 on February 29, 2012. In addition, the options held by Mr. MacMillan to acquire 1,199,161 shares of Common Stock that had vested as of the Separation Date will remain exercisable until the earlier of two years, instead of 30 days, after the Separation Date or the expiration of the applicable term of the option. The options to acquire 676,644 shares that had not yet vested were forfeited. The performance stock units covering 60,268 shares at target levels of performance that were granted in 2011 and have a three-year performance period will remain outstanding until the vesting date of March 21, 2014, at which time Mr. MacMillan will become vested in 38.8% of the number of units that would have vested if his employment had continued until the vesting date, such percentage being the pro-rata portion determined by dividing the number of days in the performance period that Mr. MacMillan was an employee of the Company by the total number of days in the performance period. Under the original terms of the award, the performance stock units would have been forfeited in their entirety as of the Separation Date.

The Company agreed to provide, at no expense to Mr. MacMillan, continued participation in its medical, dental and vision plans for 18 months after the Separation Date and to make a lump sum payment of six times the monthly premium for such coverage after the end of the 18-month period, provided that his entitlement to such benefits and payments would cease if he becomes eligible to participate in another employer’s group health plan. Mr. MacMillan also received his 2011 bonus of $1,166,631 as well as the vested benefits under other Stryker benefit plans in which he had participated, including the 401(k) Plan and the Supplemental Plan. The Company also paid $12,500 of attorney fees incurred by Mr. MacMillan in connection with the negotiation of the Resignation Agreement.

Mr. MacMillan released the Company and its affiliates from, and provided a complete waiver of, any and all claims that he or his representatives had, have or may have against them. The Company released Mr. MacMillan from, and provided a complete waiver of, any and all claims that the Company or its affiliates had, have or may have against him, except for any claim that he committed a crime or engaged in gross negligence, fraud or willful misconduct. Mr. MacMillan agreed to customary restrictive covenants, including that he not disclose confidential information, and that, for a period of two years following the Separation Date, he will not compete with the Company or its affiliates or solicit their business, customers, suppliers or employees, subject to certain exceptions. In the event of a final non-appealable judicial determination that he has materially breached the restrictive covenants, Mr. MacMillan would be required to repay to the Company the $5,500,000 payment as well as the portion of any gain realized from the exercise of any stock option that is attributable to an increase in the value of the Common Stock occurring more than 30 days after the Separation Date and the proceeds realized upon vesting of any performance stock units or, if such determination occurs prior to the vesting date in 2014, the performance stock units would be forfeited. Any unexercised options at the determination date would also be forfeited.

COMPENSATION OF DIRECTORS

Director Compensation

The structure of our non-employee director pay program in 2012 was generally unchanged from 2011, except for the Non-Executive Chairman fees, which are discussed below. Directors who were not employees received a fixed annual fee of $60,000 in 2012 and an additional annual fee of $55,000 if they served on one or more Committees of the Board. The Audit Committee chair received an additional $15,000 and all other Committee chairs received an additional $10,000. The Lead Director received an additional $10,000 annual fee. In addition, Dr. Datar, Dr. Doliveux, Mr. Golston and Mr. Lance received $25,000 for their service on a special committee formed by the Board in February 2010 to investigate, review and analyze the allegations made in shareholder demand letters against officers and/or directors of the Company. None of the members of the special committee were directors at the time of the events that were the subjects of the shareholder demand letters. Mr. Parfet received an additional fee for his services as Non-Executive Chairman, which resulted in his annual cash compensation for all roles in which he serves the Company totaling $300,000. During 2012, we granted each outside director an option to purchase 4,945 shares of Common Stock, with an exercise price of $53.60, equal to the closing price on the last market trading day before the grant date, and 1,647 restricted stock units.

The table below sets forth the actual compensation paid during 2012 to our directors who were not employees.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Howard E. Cox, Jr.	125,000	86,896	66,115	278,011
Srikant M. Datar, Ph.D.	140,000	86,896	66,115	293,011
Roch Doliveux, DVM	140,000	86,896	66,115	293,011
Louise L. Francesconi	125,000	86,896	66,115	278,011
Allan C. Golston	147,500	86,896	66,115	300,511
Howard L. Lance	150,000	86,896	66,115	303,011
William U. Parfet	300,000	86,896	66,115	453,011
Ronda E. Stryker	115,000	86,896	66,115	268,011

(1)

The Stock Awards column represents the aggregate grant-date fair value of awards calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification for restricted stock units granted in 2012. The grant-date fair value of the restricted stock units is determined based on the number of shares granted and the closing price of our Common Stock on the last trading day before the grant date less anticipated dividends.

(2)

The Option Awards column represents the aggregate grant-date fair value of awards calculated in accordance with the Compensation — Stock Compensation Topic of the FASB Codification for stock option grants made in 2012. Stock Compensation values are derived using the Black-Scholes option pricing model assumptions that are discussed under the heading “Grant-Date Fair Value of Stock and Option Awards” on page 33.

The following table sets forth the number of unvested restricted stock units and unexercised stock options held by each non-employee director as of December 31, 2012:

Name	Stock Awards Outstanding at December 31, 2012 (#)	Option Awards Outstanding at December 31, 2012 (#)
Howard E. Cox, Jr.	1,647	71,650
Srikant M. Datar, Ph.D.	1,647	33,065
Roch Doliveux, DVM	1,647	19,908
Louise L. Francesconi	1,647	55,650
Allan C. Golston	1,647	9,680
Howard L. Lance	1,647	33,425
William U. Parfet	1,647	59,050
Ronda E. Stryker	1,647	81,650

Options to non-employee directors become exercisable at 20% of the underlying shares per year over five years. Restricted stock units vest on March 21 of the next calendar year after the grant date. Non-employee directors are subject to our stock ownership guidelines of five times the annual retainer within five years of joining the Board. See “Compensation Discussion and Analysis — Executive and Non-Employee Director Stock Ownership Guidelines” on page 25.

On February 13, 2013, each non-employee director was granted an option to purchase 5,520 shares, with an exercise price of $64.01, equal to the closing price on February 12, 2013, the last trading day before the grant date, and 1,380 restricted stock units.

The 2013 annual director fees remain the same as the 2012 fees except that the additional amount paid to the Audit Committee Chair was increased to $20,000.

AUDIT COMMITTEE REPORT

We constitute the Audit Committee of the Board of Directors of Stryker Corporation. We serve in an oversight capacity and are not intended to be part of Stryker’s operational or managerial decision-making process. Management is responsible for the preparation, integrity and fair presentation of information in the Consolidated Financial Statements, the financial reporting process and internal control over financial reporting. Stryker’s independent registered public accounting firm is responsible for performing independent audits of the Consolidated Financial Statements and an audit of the Company’s internal control over financial reporting as of December 31, 2012. We monitor and oversee these processes. We also approve the selection and appointment of Stryker’s independent registered public accounting firm and recommend the ratification of such selection and appointment to the Board.

In this context, we met and held discussions with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, throughout the year and reported the results of our activities to the Board of Directors. We specifically did the following:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2012 with Stryker’s management;

•

Discussed with Ernst & Young LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

Received the written disclosures and the letter from Ernst & Young LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP its independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

Submitted by:

Allan C. Golston, Chair

Srikant M. Datar, Ph.D.

Louise L. Francesconi

William U. Parfet

Members of the Audit Committee

PROPOSAL 1 — ELECTION OF DIRECTORS

Nine directors are to be elected to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified. All of the nominees listed below are currently members of our Board of Directors. The nominees have consented to serve if elected, and we have no reason to believe that any of them will be unable to serve. If any nominee becomes unavailable for any reason, proxies will be voted for the alternate candidate, if any, chosen by the Board or the number of directors constituting the full Board will be reduced to eliminate the vacancy.

The proxies will be voted for the election of each of the nominees unless you instruct otherwise. The Board of Directors recommends that shareholders vote FOR all nominees. Our Restated Articles of Incorporation provide that a director nominee will be elected only if he or she receives a majority of the votes cast with respect to an uncontested election (that is, the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). If a nominee who is currently serving as a director is not re-elected, Michigan law provides that the director would continue to serve as a “holdover director.” Accordingly, under our Corporate Governance Guidelines, each director has submitted an advance, contingent, irrevocable resignation that may be accepted if the shareholders do not re-elect the director. In that situation, the Governance and Nominating Committee will promptly consider the resignation and recommend to the Board whether to accept the resignation or reject it. The Board will act on the Governance and Nominating Committee’s recommendation no later than 90 days thereafter. The Company will promptly publicly disclose the Board’s decision whether to accept the resignation and, if applicable, the reasons for rejecting the tendered resignation in a Form 8-K filed with the SEC. If one or more resignations are accepted by the Board, the Governance and Nominating Committee will recommend to the Board whether to fill the vacancy or vacancies or to reduce the size of the Board.

The nominees for election as directors were approved by the Board following the recommendation of our Governance and Nominating Committee. Set forth below is certain biographical information regarding each of the nominees and a discussion of the particular experience, qualifications, attributes or skills that led the Governance and Nominating Committee and the Board to conclude that such person should serve as a director at this time.

Name, Age, Principal Occupation and Other Information	Director Since
HOWARD E. COX, JR., age 69	1974

Partner of Greylock and its affiliated venture capital partnerships since 1971. He is also a member of the Harvard Medical School Board of Fellows and of the Investment Committees of the Dana Farber Cancer Institute, Partners Healthcare System, Inc. and the Boston Museum of Fine Arts.

Mr. Cox has a broad and deep level of experience as a board member, having served on over 30 boards of directors, including many that were public companies and a number of which were in the healthcare industry. His extensive experience in the venture capital business has given him valuable insight in assessing overall business risks, particularly related to acquisitions. Having served on the Stryker Board for over 35 years, he brings a valuable historical context to our Board.

SRIKANT M. DATAR, Ph.D., age 59	2009

Arthur Lowes Dickinson Professor at the Graduate School of Business Administration of Harvard University since 1996 and Senior Associate Dean from 2001 to 2010. Prior to 1996, he was Professor, Accounting and Management, since 1989 at Stanford University. He is also a director of Novartis AG, a multinational pharmaceutical and consumer health products company, ICF International, Inc., a management, technology and policy consulting firm and HCL Technologies, Ltd. (India), a global IT services company. Dr. Datar was also a director of KPIT Cummins Infosystems, Ltd. (India), a global IT consulting and product engineering partner company, from 2007 to 2012.

Dr. Datar has an extensive background in accounting and finance and a variety of other business areas, including organization design and performance measurement. His strong accounting and finance background and his experience as chair of the Audit Committee at Novartis AG and ICF International, Inc. allow him to make significant contributions on our Audit Committee. His service on the boards of companies involved in pharmaceuticals and high tech based both in Europe and India gives him great insights on assessing Stryker’s technology and strategies to expand our business globally.

Name, Age, Principal Occupation and Other Information	Director Since
ROCH DOLIVEUX, DVM, age 56	2010

Chief Executive Officer and Chairman of the Executive Committee of UCB S.A., a global biopharmaceutical company, since 2005. Prior thereto, he was Chief Executive Officer of Pierre Fabre Pharmaceuticals and President of Schering-Plough International, a subsidiary of Schering-Plough Corporation.

Dr. Doliveux has extensive experience in life science and health care companies, including product management, global marketing, research and development, and strategic and organizational change management. His exposure to business in many geographies and cultures is very valuable as Stryker seeks to expand its global presence.

LOUISE L. FRANCESCONI, age 59	2006

Former Vice President of Raytheon Company and former President of Raytheon Missile Systems, which she led from 1996 to July 2008. She is also Chairman of the Tucson Medical Center Healthcare Board of Trustees and a director of UNS Energy Corporation, a utility that delivers natural gas and electric service.

Ms. Francesconi’s extensive experience in various leadership roles in operations and finance functions at Raytheon and other major businesses for over 30 years enable her to bring a wealth of insight into the complex operational, financial and governance issues facing the Company. Her role as Chairman of the Tucson Medical Center Board also has provided useful insights from the perspective of a healthcare provider.

ALLAN C. GOLSTON, age 46	2011

President, United States Program for the Bill & Melinda Gates Foundation since 2006, and Chief Financial and Administrative Officer of the Bill & Melinda Gates Foundation from 2000 to 2006. Mr. Golston was also a director and chair of the audit committee of Malt-O-Meal, a privately held breakfast cereal corporation, from 2005 to 2012.

Mr. Golston has extensive experience in auditing, finance and the health care industry. He is a Certified Public Accountant and has held positions as a finance executive with Swedish Health Services (Seattle, WA) and the University of Colorado Hospital. In his service to the Gates Foundation, he has contributed to the strategic formation and operation of successful initiatives to provide health care, education and other human needs, all of which give him understanding that will assist Stryker in our global efforts to meet the needs of patients and caregivers. Additionally, Mr. Golston’s expertise and experience in financial matters enable him to make valuable contributions to our Audit Committee.

HOWARD L. LANCE, age 57	2009

Executive Advisor to The Blackstone Group L.P., a private equity firm, since August 2012. Former Chairman, President and Chief Executive Officer of Harris Corporation, an international communications and information technology company, from January 2003 to December 2011. He is also a director of Eastman Chemical Company, a worldwide manufacturer of chemicals, fibers and plastics, Emdeon Inc., a healthcare information technology company, Summit Materials, a privately-held provider of aggregates, ready-mix concrete, cement and asphalt to the construction industry, and was a director at Harris Stratex Networks Inc., a provider of wireless transmission systems and network management software from 2007 to 2009.

As a result of his prior service as Chief Executive Officer of Harris Corporation, Mr. Lance brings a wealth of management experience and business understanding to the Board. Running a public company gave Mr. Lance front-line exposure to the issues that public companies face, particularly on the operational, financial and corporate governance fronts. His prior experiences in executive leadership roles at both NCR Corporation and Emerson Electric Co., including living and running businesses outside the U.S., bring additional useful perspectives to our Board discussions.

Name, Age, Principal Occupation and Other Information	Director Since
KEVIN A. LOBO, age 47	2012

Mr. Lobo was named President and Chief Executive Officer of the Company in October 2012 and previously served as Group President, Orthopaedics since June 2011. Prior to joining Stryker in April 2011, he held several senior leadership roles over eight years with Johnson & Johnson, including serving as worldwide president of Ethicon Endo-Surgery and president of J&J’s Medical Products business in Canada.

Mr. Lobo’s more than 25 years of business, operating and leadership experience in the healthcare industry enables him to provide valuable insight to the Board regarding the Company’s operations and the strategic planning initiatives necessary to meet the demands of the evolving healthcare industry. As the sole member of management on our Board, he provides management’s business perspectives and the necessary link to the day-to-day operations.

WILLIAM U. PARFET, age 66	1993

Mr. Parfet was named Non-Executive Chairman of the Company in February 2012. He has served as Chairman and Chief Executive Officer of MPI Research, Inc., a drug safety and pharmaceutical development company, since 1999. He is also a director of Monsanto Company, a provider of agricultural products that improve farm productivity, and Taubman Centers, Inc., a real estate development company.

Mr. Parfet has had a long and successful career in finance and accounting, including service as a trustee of the Financial Accounting Foundation, the group that oversees the Financial Accounting Standards Board. That experience has been valuable in his role as a member of the Audit Committee. He also has a deep background in the pharmaceutical industry, including a 30-year career with the Upjohn Company (now part of Pfizer) as both an executive and member of the Board of Directors. That experience has been extremely useful in assessing the Company’s research and development efforts. He has extensive experience in executive leadership roles, in serving as a director on the boards of a number of public companies and a long tenure on the Stryker Board, giving him a deep understanding of the role of the Board of Directors and positioning him well to serve as our Non-Executive Chairman.

RONDA E. STRYKER, age 58	1984

Granddaughter of the founder of the Company and daughter of a former President of the Company. She is also Vice Chair and a director of Greenleaf Trust, a bank, a trustee of Spelman College and of Kalamazoo College and Vice Chairperson of the Kalamazoo Community Foundation.

Ms. Stryker brings a strong interest in advocating the benefits of diversity and various matters regarding social responsibility. As the Company’s largest shareholder and a member of the founding family, she brings a strong shareholder perspective, unlike that of any other member of our Board, making her a valuable component of a well-rounded Board.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for 2013, subject to approval of the scope of the audit engagement and the estimated audit fees, which will be presented to the Committee at its July meeting. While not required, we are submitting the appointment to the shareholders as a matter of good corporate practice to obtain their views. The affirmative vote of a majority of the votes cast at the annual meeting on the proposal is required for ratification. The Board of Directors recommends that shareholders vote FOR ratification of the appointment of Ernst & Young LLP as our Company’s independent registered public accounting firm for 2013. If the appointment is not ratified, it will be considered as a recommendation that the Audit Committee consider the appointment of a different firm to serve as independent registered public accounting firm for the year 2013. Even if the appointment is ratified, the Audit Committee may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of Stryker and its shareholders.

Relationship with Ernst & Young LLP

Ernst & Young LLP has acted in this capacity for many years. Ernst & Young LLP has advised us that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in the Company or any of its affiliates other than as accountants. We expect representatives of Ernst & Young LLP to be present at the annual meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The fees billed by Ernst & Young LLP with respect to the years ended December 31, 2012 and 2011 were as follows:

	2012 ($)	2011 ($)
Audit Fees	6,766,000	6,384,000
Audit Related Fees	143,000	131,000
Tax Compliance Fees	1,249,000	1,214,000
All Other Fees	1,103,000	839,000

Audit Fees include amounts billed for the annual audit of our annual Consolidated Financial Statements, the audit of internal control over financial reporting, the review of the Consolidated Financial Statements included in the Forms 10-Q filed by us during each year, the completion of statutory audits required in certain foreign jurisdictions and consultations concerning accounting matters associated with the annual audit. Audit-Related Fees include amounts billed for audits of our employee benefit plans. Tax Compliance Fees include amounts for tax compliance services. All Other Fees include general accounting consultations and services that are unrelated to the annual audit, and consultations and services on other tax matters. We expect that Ernst & Young LLP will provide non-audit services of a similar nature during the year 2013. In connection with its review and evaluation of non-audit services, the Audit Committee is required to and does consider and conclude that the provision of the non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

Under its charter, the Audit Committee must pre-approve all audit and non-audit services performed by Ernst & Young LLP other than non-audit services that satisfy a de minimis exception provided by applicable law. In the event we wish to engage Ernst & Young LLP to perform non-audit services, management prepares a summary of the proposed engagement, detailing the nature of the engagement and cost of the engagement. At the Audit Committee’s December meeting, certain recurring non-audit services and the proposed fees are reviewed and evaluated. At subsequent meetings, management may present additional services for approval. The Audit Committee has delegated to the Chair or, in his absence, any other member the authority to evaluate and approve projects and related fees if circumstances require approval between meetings of the Committee. Any such approval is reported to the full Committee at its next meeting.

PROPOSAL 3 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As described under “Compensation Discussion and Analysis” beginning on page 11, our philosophy in setting executive compensation is to provide a total compensation package that allows us to continue to attract, retain and motivate talented executives who drive our Company’s success while aligning compensation with the interests of our shareholders and the achievement of our key business objectives. Consistent with the philosophy, a significant percentage of the total compensation opportunity for each of our NEOs is based on measurable corporate, business area and individual performance, both financial and non-financial, and on the performance of our shares on a long-term basis.

Shareholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure under “Executive Compensation” beginning on page 28, that describe the compensation of our NEOs during each of the last three fiscal years or such shorter period that they were a NEO. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

Pursuant to Section 14A of the Exchange Act, our shareholders are entitled to an advisory vote to approve the compensation of our named executive officers. This advisory vote is commonly referred to as a “say-on-pay” advisory vote. Pursuant to a policy we adopted in 2011, we provide our shareholders with the opportunity to vote on a “say-on-pay” advisory vote at each annual meeting. Accordingly in compliance with these requirements and as a matter of good corporate governance, we are asking shareholders to approve the following resolution at our annual meeting:

RESOLVED, that the shareholders of Stryker Corporation (the “Corporation”) approve, on an advisory basis, the compensation of the Corporation’s named executive officers as disclosed in the Corporation’s proxy statement for this annual meeting pursuant to the rules of the SEC, including “Compensation Discussion and Analysis,” the Summary Compensation Table and the compensation tables and narrative disclosure under “Executive Compensation.”

This advisory vote is non-binding. Although non-binding, the Compensation Committee and the Board will review the results of the vote and take them into account in future determinations concerning our executive compensation program. The Board of Directors unanimously recommends a vote FOR the resolution set forth in Proposal 3.

ADDITIONAL INFORMATION

Shareholder Proposals for the 2014 Annual Meeting

Under the rules of the SEC, if you would like to submit a proposal for inclusion in the proxy materials for our 2014 annual meeting, the proposal must be received by our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002 on or prior to November 15, 2013. The inclusion of any proposal in the proxy statement and form of proxy for such meeting will be subject to applicable SEC rules.

Under our By-Laws, which are available in the Corporate Governance area of the Investor section of our website at www.stryker.com/investors/bylaws or may be obtained by written request to our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002, certain procedures are provided that shareholders must follow to nominate a person for election as a director at an annual meeting or to bring an item of business before an annual meeting. These procedures require that notice of an intention to nominate a person for director and/or to bring an item of business before our 2014 annual meeting must be received in writing by our Vice President, Corporate Secretary at 2825 Airview Boulevard, Kalamazoo, Michigan 49002 no earlier than December 31, 2013, and no later than January 30, 2014. The notice must contain certain information about the shareholder making the proposal, including a representation that the shareholder intends to appear in person or by proxy at the annual meeting to nominate the person named in the notice or bring the item of business before the meeting, and about the nominee and/or the item of business and, in the case of a nomination, must be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC and the NYSE, and to furnish us with copies of the reports. Specific due dates for these reports have been established and we are required to report in this proxy statement any failure by directors, officers and 10% holders to file such reports on a timely basis. At the present time, there is no 10% holder. Based on our review of such reports and written representations from our directors and officers, we believe that all such filing requirements were met with respect to 2012 except for the Form 4 reporting the options exercised on February 22, 2012 by Curt R. Hartman, formerly Interim Chief Executive Officer and Vice President and Chief Financial Officer.

Other Action

At this time, we do not know of any matter to be brought before the meeting other than those referred to above. If any additional matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on any such matter.

Expenses of Solicitation

The cost of solicitation of proxies for the annual meeting is being paid by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or other means of communication. The Company will, upon request, reimburse brokers and other nominees for their reasonable expenses in forwarding the proxy material to the beneficial owners of the stock held in street name by such persons.

By Order of the Board of Directors

Dean H. Bergy

Vice President, Corporate Secretary

March 18, 2013

Printed with soy ink on recycled paper

Please recycle where possible

STRYKER CORPORATION C/O AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC OPERATIONS CENTER 6201 15TH AVENUE BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 29, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 29, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M53930-P35263 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR each of these nominees.
1.	Elect nine directors:	For	Against	Abstain
Nominees:
	1a) Howard E. Cox, Jr. 1b) Srikant M. Datar, Ph.D. 1c) Roch Doliveux, DVM	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	The Board of Directors recommends a vote FOR Proposals 2 and 3.		For	Against	Abstain
	1d) Louise L. Francesconi 1e) Allan C. Golston	☐ ☐	☐ ☐	☐ ☐	2. 3.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013; Approval, in an advisory vote, of the Company’s named executive officer compensation.	☐ ☐	☐ ☐	☐ ☐
	1f) Howard L. Lance 1g) Kevin A. Lobo 1h) William U. Parfet	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR each of the nominees and FOR Proposals 2 and 3.
	1i) Ronda E. Stryker	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐			Yes	No
					Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, 11717, so the shares will be represented at the Shareholders Meeting. If you vote by telephone or Internet, do not mail this proxy card.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholders Meeting: The Notice and Proxy Statement, our 2012 Annual Report on Form 10-K and 2012 Annual Review and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

i        Please fold and detach card at perforation before mailing.        i

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M53931-P35263

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDERS MEETING TO BE HELD ON APRIL 30, 2013

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 18, 2013, hereby appoints LOUISE L. FRANCESCONI and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 30, 2013, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

STRYKER CORPORATION C/O COMPUTERSHARE INVESTOR SERVICES P.O. BOX 43078 PROVIDENCE, RI 02940-3078

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 29, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 29, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it by April 29, 2013 in the postage-paid envelope we have provided or return it to Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M53932-P35263 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR each of these nominees.
1.	Elect nine directors:	For	Against	Abstain
Nominees:
	1a) Howard E. Cox, Jr. 1b) Srikant M. Datar, Ph.D. 1c) Roch Doliveux, DVM	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	The Board of Directors recommends a vote FOR Proposals 2 and 3.		For	Against	Abstain
	1d) Louise L. Francesconi 1e) Allan C. Golston	☐ ☐	☐ ☐	☐ ☐	2. 3.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013; Approval, in an advisory vote, of the Company’s named executive officer compensation.	☐ ☐	☐ ☐	☐ ☐
	1f) Howard L. Lance 1g) Kevin A. Lobo 1h) William U. Parfet	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR each of the nominees and FOR Proposals 2 and 3.
	1i) Ronda E. Stryker	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐			Yes	No
					Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, 11717, so the shares will be represented at the Shareholders Meeting. If you vote by telephone or Internet, do not mail this proxy card.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholders Meeting: The Notice and Proxy Statement, our 2012 Annual Report on Form 10-K and 2012 Annual Review and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

i        Please fold and detach card at perforation before mailing.        i

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M53933-P35263

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDERS MEETING TO BE HELD ON APRIL 30, 2013

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 18, 2013, hereby appoints LOUISE L. FRANCESCONI and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 30, 2013, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

STRYKER CORPORATION C/O VANGUARD P.O. BOX 2900 VALLEY FORGE, PA 19482-2900

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 29, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 29, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it by April 29, 2013 in the postage-paid envelope we have provided or return it to Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M53934-P35263 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR each of these nominees.
1.	Elect nine directors:	For	Against	Abstain
Nominees:
	1a) Howard E. Cox, Jr. 1b) Srikant M. Datar, Ph.D. 1c) Roch Doliveux, DVM	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	The Board of Directors recommends a vote FOR Proposals 2 and 3.		For	Against	Abstain
	1d) Louise L. Francesconi 1e) Allan C. Golston	☐ ☐	☐ ☐	☐ ☐	2. 3.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2013; Approval, in an advisory vote, of the Company’s named executive officer compensation.	☐ ☐	☐ ☐	☐ ☐
	1f) Howard L. Lance 1g) Kevin A. Lobo 1h) William U. Parfet	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR each of the nominees and FOR Proposals 2 and 3.
	1i) Ronda E. Stryker	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐			Yes	No
					Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signed as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to: Stryker Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, New York, 11717, so the shares will be represented at the Shareholders Meeting. If you vote by telephone or Internet, do not mail this proxy card.

This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Stryker Corporation 401(k) Savings and Retirement Plan, the Stryker Corporation 401(k) Plan for Sales Employees, and the Stryker Puerto Rico Savings and Retirement Plan (the Plans). This proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 PM Eastern on April 29, 2013, you will be treated as directing the Plans’ Trustee to vote the shares held in the Plans in the same proportion as the shares for which the Trustee has received timely instructions from others who do.

Important Notice Regarding Internet Availability of Proxy Materials for the Shareholders Meeting: The Notice and Proxy Statement, our 2012 Annual Report on Form 10-K and 2012 Annual Review and a link to the means to vote by Internet are available at www.proxymaterials.stryker.com.

i        Please fold and detach card at perforation before mailing.        i

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M53935-P35263

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SHAREHOLDERS MEETING TO BE HELD ON APRIL 30, 2013

The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 18, 2013, hereby appoints LOUISE L. FRANCESCONI and RONDA E. STRYKER, and each of them, as Proxies with full power of substitution, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 30, 2013, or at any adjournment or postponement thereof, as set forth on the reverse side hereof and, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)